Exhibit 4.1


                               INDENTURE OF TRUST


                                  by and among


                       NELNET EDUCATION LOAN FUNDING, INC.


                                       and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                              as Indenture Trustee


                                       and


                wells fargo bank minnesota, national association
                           as Eligible Lender Trustee








                            Dated as of June 1, 2003

                       NELNET EDUCATION LOAN FUNDING, INC.


        Reconciliation and tie between Trust Indenture Act of 1939 and Indenture of Trust dated as of June 1, 2003.



          Trust Indenture Act Section                 Indenture Section

      Section 310(a)(1)                                        7.23
      310(a)(2)                                                7.23
      310(b)                                                   7.23, 7.09
      Section 311(a)                                           7.08
      311(b)                                                   7.08
      Section 312(b)                                           9.16
      312(c)                                                   9.16
      Section 313(a)                                           4.16
      313(b)                                                   4.16
      313(c)                                                   4.16, 8.04
      Section 314(a)(1)                                        4.17
      314(a)(2)                                                4.17
      314(a)(3)                                                4.17
      314(a)(4)                                                4.17
      314(c)                                                   2.02, 5.09
      314(d)(1)                                                5.09
      Section 315(b)                                           8.04
      Section 317(a)(1)                                        4.18
      317(a)(2)                                                7.24
      Section 318(a)                                           9.09
      318(c)                                                   9.09

--------------------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the 1939 Act, which provides that the provisions of Sections 310 to and including 317 of the 1939 Act are a part of and govern every qualified indenture, whether or not physically contained therein.

                                TABLE OF CONTENTS



        (This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the purpose or intent of any provisions of this Indenture of Trust.)

                                                                            Page


                                    ARTICLE I


DEFINITIONS AND USE OF PHRASES.................................................3


                                   ARTICLE II
              NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES AND
                            USE OF PROCEEDS OF NOTES

Section 2.01.     Note Details................................................14
Section 2.02.     Execution of Notes..........................................14
Section 2.03.     Registration, Transfer and Exchange of Notes; Persons
                  Treated as Registered Owners................................15
Section 2.04.     Lost, Stolen, Destroyed and Mutilated Notes.................15
Section 2.05.     Indenture Trustee's Authentication Certificate..............16
Section 2.06.     Cancellation and Destruction of Notes by the
                  Indenture Trustee...........................................16
Section 2.07.     Temporary Notes.............................................16
Section 2.08.     Issuance of Notes...........................................17

                                   ARTICLE III
     PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS; AND DERIVATIVE PRODUCTS

Section 3.01.     Parity and Priority of Lien.................................18
Section 3.02.     Other Obligations...........................................18
Section 3.03.     Derivative Products; Counterparty Payments; Issuer
                  Derivative Payments.........................................19

                                   ARTICLE IV
            PROVISIONS APPLICABLE TO THE NOTES; DUTIES OF THE ISSUER

Section 4.01.     Payment of Principal, Interest and Premium..................19
Section 4.02.     Representations and Warranties of the Issuer................19
Section 4.03.     Covenants as to Additional Conveyances......................20
Section 4.04.     Further Covenants of the Issuer.............................20
Section 4.05.     Enforcement of Servicing Agreements.........................21
Section 4.06.     Procedures for Transfer of Funds............................22
Section 4.07.     Additional Covenants with Respect to the Act................22
Section 4.08.     Financed Eligible Loans; Collections Thereof;
                  Assignment Thereof..........................................23
Section 4.09.     Appointment of Agents, Etc..................................24

Section 4.10.     Capacity to Sue.............................................24
Section 4.11.     Continued Existence; Successor to Issuer....................24
Section 4.12.     Amendment of Student Loan Purchase Agreements...............24
Section 4.13.     Representations; Negative Covenants.........................24
Section 4.14.     Additional Covenants........................................30
Section 4.15.     Providing of Notice.........................................31
Section 4.16.     Reports by Issuer...........................................32
Section 4.17.     Statement as to Compliance..................................32
Section 4.18.     Collection of Indebtedness and Suits for Enforcement
                  by Indenture Trustee........................................33
Section 4.19.     Representations of the Issuer Regarding the Indenture
                  Trustee's Security Interest.................................33
Section 4.20.     Covenants of the Issuer Regarding the Indenture Trustee's
                  Security Interest...........................................34
Section 4.21.     Tax Treatment...............................................34
Section 4.22.     Opinions as to Indenture Trust Estate.......................35

                                    ARTICLE V
                                      FUNDS

Section 5.01.     Creation and Continuation of Funds and Accounts.............35
Section 5.02.     Acquisition/Redemption Fund.................................36
Section 5.03.     Collection Fund.............................................38
Section 5.04.     Reserve Fund................................................39
Section 5.05.     Operating Fund..............................................40
Section 5.06.     Transfers to Issuer.........................................41
Section 5.07.     Investment of Funds Held by Indenture Trustee...............41
Section 5.08.     Investment Securities.......................................42
Section 5.09.     Release; Sale of Financed Eligible Loans....................45

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default Defined...................................46
Section 6.02.     Remedy on Default; Possession of Trust Estate...............47
Section 6.03.     Remedies on Default; Advice of Counsel......................48
Section 6.04.     Remedies on Default; Sale of Trust Estate...................48
Section 6.05.     Appointment of Receiver.....................................49
Section 6.06.     Restoration of Position.....................................49
Section 6.07.     Purchase of Properties by Indenture Trustee or Registered
                  Owners......................................................49
Section 6.08.     Application of Sale Proceeds................................49
Section 6.09.     Accelerated Maturity........................................49
Section 6.10.     Remedies Not Exclusive......................................49
Section 6.11.     Direction of Indenture Trustee..............................50
Section 6.12.     Right to Enforce in Indenture Trustee.......................50
Section 6.13.     Physical Possession of Obligations not Required.............51
Section 6.14.     Waivers of Events of Default................................51

                                   ARTICLE VII
                                   THE TRUSTEE

Section 7.01.     Acceptance of Trust.........................................51
Section 7.02.     Recitals of Others..........................................52
Section 7.03.     As to Filing of Indenture...................................52
Section 7.04.     Indenture Trustee May Act Through Agents....................52
Section 7.05.     Indemnification of Indenture Trustee........................53
Section 7.06.     Indenture Trustee's Right to Reliance.......................54
Section 7.07.     Compensation of Indenture Trustee...........................55
Section 7.08.     Indenture Trustee May Own Notes.............................55
Section 7.09.     Resignation of Indenture Trustee............................55
Section 7.10.     Removal of Indenture Trustee................................56
Section 7.11.     Successor Indenture Trustee.................................56
Section 7.12.     Manner of Vesting Title in Indenture Trustee................56
Section 7.13.     Additional Covenants by the Indenture Trustee to Conform
                  to the Act..................................................57
Section 7.14.     Right of Inspection.........................................57
Section 7.15.     Limitation with Respect to Examination of Reports...........57
Section 7.16.     Servicing Agreement.........................................57
Section 7.17.     Additional Covenants of Indenture Trustee...................57
Section 7.18.     Duty of Indenture Trustee with Respect to Rating Agencies...58
Section 7.19.     Merger of the Indenture Trustee.............................58
Section 7.20.     Receipt of Funds from Servicer..............................59
Section 7.21.     Special Circumstances Leading to Resignation of
                  Indenture Trustee...........................................59
Section 7.22.     Survival of Indenture Trustee's Rights to Receive
                  Compensation, Reimbursement and Indemnification.............59
Section 7.23.     Corporate Indenture Trustee Required; Eligibility;
                  Conflicting Interests.......................................59
Section 7.24.     Indenture Trustee May File Proofs of Claim..................59
Section 7.25.     Payment of Taxes and Other Governmental Charges.............60

                                  ARTICLE VIII
                             SUPPLEMENTAL INDENTURES

Section 8.01.     Supplemental Indentures Not Requiring Consent of Registered
                  Owners......................................................61
Section 8.02.     Supplemental Indentures Requiring Consent of Registered
                  Owners......................................................62
Section 8.03.     Additional Limitation on Modification of Indenture..........63
Section 8.04.     Notice of Defaults..........................................63
Section 8.05.     Conformity With the Trust Indenture Act.....................63

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.01.     Notices.....................................................64
Section 9.02.     Covenants Bind Issuer.......................................65
Section 9.03.     Lien Created................................................65
Section 9.04.     Severability of Lien........................................65

Section 9.05.     Consent of Registered Owners Binds Successors...............65
Section 9.06.     Nonliability of Directors; No General Obligation............65
Section 9.07.     Nonpresentment of Notes or Interest Checks..................66
Section 9.08.     Security Agreement..........................................66
Section 9.09.     Laws Governing..............................................66
Section 9.10.     Severability................................................66
Section 9.11.     Exhibits....................................................66
Section 9.12.     Non-Business Days...........................................66
Section 9.13.     Parties Interested Herein...................................66
Section 9.14.     Obligations Are Limited Obligations.........................67
Section 9.15.     Counterparty Rights.........................................67
Section 9.16.     Disclosure of Names and Addresses of Registered Owners......67
Section 9.17.     Aggregate Principal Amount of Obligations...................67
Section 9.18.     Financed Eligible Loans.....................................67
Section 9.19.     No Petition; Subordination..................................67

                                    ARTICLE X
         PAYMENT AND CANCELLATION OF NOTES AND SATISFACTION OF INDENTURE

Section 10.01.    Trust Irrevocable...........................................68
Section 10.02.    Satisfaction of Indenture...................................68
Section 10.03.    Cancellation of Paid Notes..................................69

                                   ARTICLE XI
                                   TERMINATION

Section 11.01.    Termination of the Trust....................................69
Section 11.02.    Notice......................................................70

                                   ARTICLE XII
                             REPORTING REQUIREMENTS

Section 12.01.    Annual Statement as to Compliance...........................70
Section 12.02.    Annual Independent Public Accountants' Servicing Report.....71
Section 12.03.    Administrator's Certificate.................................71
Section 12.04.    Statements to Noteholders...................................71

EXHIBIT A      ELIGIBLE LOAN ACQUISITION CERTIFICATE
EXHIBIT B      Form of Issuer Order
EXHIBIT C      FORM OF STUDENT LOAN PURCHASE AGREEMENT

                               INDENTURE OF TRUST


        THIS INDENTURE OF TRUST, dated as of June 1, 2003 (this "Indenture"), is by and among NELNET EDUCATION LOAN FUNDING, INC. (the "Issuer"), a corporation duly organized and existing under the laws of the State of Nebraska (the "State"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association duly organized and operating under the laws of the United States of America (together with its successors, the "Indenture Trustee"), as indenture trustee hereunder and WELLS FARGO BANK MINNESOTA, National Association (together with its successors, the "Eligible Lender Trustee"), as eligible lender trustee hereunder (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

                              W I T N E S S E T H:

        WHEREAS, the Issuer represents that it is duly created as a corporation under the laws of the State and that by proper action of its governing body it has duly authorized the execution and delivery of this Indenture, which Indenture provides for the payment of student loan asset-backed notes (the "Notes") and the payments to any Counterparty (as defined herein), all to be issued pursuant to the terms of Supplemental Indentures; and

        WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions; and

        WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

        WHEREAS, it is hereby agreed between the parties hereto, the Registered Owners of any Notes (the Registered Owners evidencing their consent by their acceptance of the Notes) and any Counterparty (the Counterparty evidencing its consent by its execution and delivery of a Derivative Product (as defined herein)) that in the performance of any of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Trust Estate, payable in such order of preference and priority as provided herein;

        NOW, THEREFORE, the Issuer (and, with respect to the legal title to the Financed Eligible Loans, the Eligible Lender Trustee), in consideration of the premises and acceptance by the Indenture Trustee of the trusts herein created, of the purchase and acceptance of the Notes by the Registered Owners thereof, of the execution and delivery of any Derivative Product by a Counterparty and the Issuer and the acknowledgement thereof by the Indenture Trustee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Indenture Trustee, for the benefit of the Registered Owners of the Notes, any Counterparty (to secure the payment of any and all amounts which may from time to time become due and owing to a Counterparty pursuant to any Derivative Product), all of their right, title and interest in and to the moneys, rights, and properties described in the granting clauses A through F below (the "Trust Estate"), as follows:

                                GRANTING CLAUSE A

        The Revenues (other than Revenues deposited in the Operating Fund or otherwise released from the lien of the Trust Estate as provided herein);

                                GRANTING CLAUSE B

        All moneys and investments held in the Funds created under Section 5.01(a) hereof (other than the moneys and investments held in the Operating
Fund);

                                GRANTING CLAUSE C

        The Financed Eligible Loans;

                                GRANTING CLAUSE D

        The Servicing Agreements, the Administrative Services Agreement, the Assignment Agreement, the Student Loan Purchase Agreements, the Custodian Agreements and the Guarantee Agreements as the same relate to Financed Eligible Loans;

                                GRANTING CLAUSE E

        Any Derivative Product and any Counterparty Guarantee; provided, however, that this Granting Clause E shall not be for the benefit of a Counterparty with respect to its Derivative Product; and

                                GRANTING CLAUSE F

        Any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Indenture Trustee as additional security hereunder.

        TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Indenture Trustee and its successors or assigns;

        IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Registered Owners of the Notes, without preference of any Note over any other, except as provided herein, and for enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder (including payments due and payable to any Counterparty) or on the Notes, and for the performance of and compliance with the obligations, covenants, and conditions of this Indenture, as if all the Notes and other Obligations (as defined herein) at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Indenture;

        PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Notes and the interest due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes according to the true intent and meaning thereof, and shall make all required payments into the Funds as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Indenture Trustee sums sufficient to pay or to provide for payment of the entire amount due and to become so due as herein provided (including payments due and payable to any Counterparty), then this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect;

        NOW, THEREFORE, it is mutually covenanted and agreed as follows:

                                   ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

        The following terms have the following meanings unless the context clearly requires otherwise:

        "Account" shall mean any of the accounts created and established within any Fund by this Indenture.

        "Acquisition Period" shall have the meaning described in the Supplemental Indenture for each series of Notes.

        "Acquisition/Redemption Fund" shall mean the Fund by that name created in Section 5.01(a)(i) hereof and further described in Section 5.02 hereof, including any Accounts and Subaccounts created therein.

        "Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

        "Add-on Consolidation Loan" shall mean an Eligible Loan included in the Trust Estate, the principal balance of which is added to an existing Consolidation Loan during the Add-on Period, as required by the Act.

        "Add-on Period" shall mean the period of 180 days after the date of origination of any Consolidation Loan acquired by the Issuer.

        "Administrative Services Agreement" shall mean the Administration Agreement dated as of June 1, 2003, between Nelnet, Inc. and the Issuer and any other administrative services agreement entered into between the Issuer and an entity who will provide administrative services for the Issuer, as supplemented and amended.

        "Administrator" means Nelnet, Inc. in its capacity as administrator of the Issuer and the Financed Student Loans, and any successor thereto.

        "Agent Member" shall mean a member of, or participant in, the Securities Depository.

        "Aggregate Market Value" shall mean on any calculation date the sum of the Values of all assets of the Trust Estate, less moneys in any Fund or Account which the Issuer is then entitled to receive for deposit into the Operating Fund but which has not yet been removed from the Trust Estate.

        "Asset Release Test" shall have the meaning described in Section 5.06 hereof.

        "Assignment Agreement" shall mean the Partial Assignment Agreement dated as of June 1, 2003, between the Issuer and the Indenture Trustee assigning to the Indenture Trustee certain rights of the Issuer under certain of its loan purchase agreements and servicing agreements.

        "Authorized Officer" shall mean, when used with reference to the Issuer, its Chairman, President, any Vice President or Secretary, or any other officer or board member authorized in writing by the Board to act on behalf of the Issuer.

        "Authorized Representative" shall mean, when used with reference to the Issuer, (a) an Authorized Officer, (b) the Administrator, or (c) any officer or board member of any affiliate organization or other entity authorized by the Board to act on the Issuer's behalf.

        "Board" or "Board of Directors" shall mean the Board of Directors of the Issuer.

        "Business Day" shall mean the definition of Business Day found in the Supplemental Indenture authorizing a series of Notes.

        "Certificate of Insurance" shall mean any Certificate evidencing a Financed Eligible Loan is Insured pursuant to a Contract of Insurance.

        "Closing Date" shall mean the date of original issuance and delivery of any Notes to an Underwriter or placement agent.

        "Commission" shall mean the Securities and Exchange Commission.

        "Contract of Insurance" shall mean the contract of insurance between the Eligible Lender and the Secretary.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including applicable temporary and proposed regulations, relating to such section which are applicable to the Notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

        "Collection Fund" shall mean the Fund by that name created in Section 5.01(a)(ii) hereof and further described in Section 5.03 hereof.

        "Consolidation Fee" shall mean any federal origination fee, Monthly Rebate Fee or similar fee payable to the Department relating to the origination or ownership of Consolidation Loans.

        "Consolidation Loan" shall mean an Eligible Loan made pursuant to
Section 428C of the Act to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan, as supplemented by the addition of any related Add-on Consolidation Loan.

        "Counterparty Payments " shall mean any payment to be made to, or for the benefit of, the Issuer under a Derivative Product.

        "Counterparty" shall mean any counterparty under a Derivative Product.

        "Custodian Agreement" shall mean, collectively, the custodian agreements with any Servicer or other custodian or bailee related to Financed Eligible Loans.

        "Derivative Payment Date" shall mean, with respect to a Derivative Product, any date specified in the Derivative Product on which both or either of the Issuer Derivative Payment and/or a Counterparty Payment is due and payable under the Derivative Product.

        "Derivative Product" shall mean a written contract or agreement between the Issuer and a Counterparty entered into pursuant to Section 3.03 hereof.

        "Derivative Value" shall mean the value of the Derivative Product, if any, to the Counterparty, provided that such value is defined and calculated in substantially the same manner as amounts are defined and calculated pursuant to the applicable provisions of an ISDA Master Agreement.

        "Dissolution" shall mean, with respect to Article XI and the Issuer, the occurrence of any of the events which would cause a dissolution of a limited partnership organized under the laws of the State of Delaware, the sole general partner of which is the Issuer.

        "Eligible Lender" shall mean any "eligible lender," as defined in the Act, and which has received an eligible lender designation from the Secretary with respect to Eligible Loans made under the Act.

        "Eligible Lender Trustee" shall mean Wells Fargo Bank Minnesota, National Association, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Eligible Lender Trust Agreement, or its successors and assigns.

        "Eligible Lender Trust Agreement" shall mean the Eligible Lender Trust Agreement dated as of June 1, 2003, between the Issuer and the Eligible Lender Trustee.

        "Eligible Loan" shall mean any loan made to finance post-secondary education that is (a) made under the Act (including Consolidation Loans and Add-on Consolidation Loans); (b) insured by the Secretary of Health and Human Services pursuant to the Public Health Services Act; or (c) otherwise permitted to be originated or acquired by the Issuer pursuant to its Program (provided a Rating Confirmation is received with respect thereto); provided, however, that if after any reauthorization or amendment of the Act loans authorized thereunder, including, without limitation, their benefits, any provisions, or the servicing thereof, are materially different from loans authorized prior to such reauthorization or amendment, such loans shall not constitute Eligible Loans unless a Rating Confirmation is obtained.

        "Eligible Loan Acquisition Certificate" shall mean a certificate signed by an Authorized Representative of the Issuer in substantially the form attached as Exhibit A hereto.

        "Event of Bankruptcy" shall mean (a) the Issuer shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Issuer seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "Event of Default" shall have the meaning specified in Article VI hereof.

        "Financed" or "Financing" when used with respect to Eligible Loans, shall mean or refer to Eligible Loans (a) acquired by the Issuer with balances in the Acquisition/Redemption Fund or otherwise deposited in or accounted for in the Acquisition/Redemption Fund or otherwise constituting a part of the Trust Estate and (b) Eligible Loans substituted or exchanged for Financed Eligible Loans, but does not include Eligible Loans released from the lien of this Indenture and sold or transferred, to the extent permitted by this Indenture.

        "Fiscal Year" shall mean the fiscal year of the Issuer ending December 31, or as otherwise established from time to time.

        "Fitch" shall mean Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

        "Funds" shall mean each of the Funds created pursuant to Section 5.01(a) and (b) hereof.

        "Guarantee" or "Guaranteed" shall mean, with respect to an Eligible Loan, the insurance or guarantee by the Guaranty Agency pursuant to such Guaranty Agency's Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Eligible Loan allowed by the terms of the Act with respect to such Eligible Loan at the time it was originated and the coverage of such Eligible Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the Guaranty Agency for payments made by it on defaulted Eligible Loans insured or guaranteed by the Guaranty Agency of at least the minimum reimbursement allowed by the Act with respect to a particular Eligible Loan.

        "Guarantee Agreements" shall mean a guaranty or lender agreement between the Indenture Trustee and any Guaranty Agency, and any amendments thereto.

        "Guaranty Agency" shall mean any entity authorized to guarantee student loans under the Act and with which the Indenture Trustee maintains a Guarantee Agreement.

        "Highest Priority Obligations" shall mean, (a) at any time when Senior Obligations are Outstanding, the Senior Obligations, (b) at any time when no Senior Obligations are Outstanding, the Subordinate Obligations, and (c) at any time when no Senior Obligations or Subordinate Obligations are Outstanding, the Junior-Subordinate Obligations (and any priorities as between Junior-Subordinate Obligations as shall be established by Supplemental Indentures).

        "Indenture" shall mean this Indenture of Trust, including all supplements and amendments hereto.

        "Insurance" or "Insured" or "Insuring" shall mean, with respect to an Eligible Loan, the insuring by the Secretary (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the
Act) under the Act of 100% of the principal of and accrued interest on such Eligible Loan.

        "Interest Benefit Payment" shall mean an interest payment on Eligible Loans received pursuant to the Act and an agreement with the federal government, or any similar payments.

        "Interest Payment Date" shall mean the Interest Payment Dates specified for Notes in the Supplemental Indenture authorizing the issuance of such Notes.

        "Investment Agreement" shall mean, collectively, (a) the Investment Agreement dated as of July 10, 2003, between the Indenture Trustee and Trinity Plus Funding Company, LLC and (b) any other investment agreement approved by the Rating Agencies.

        "Investment Securities" shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form, all purchased at a price not in excess of par, which evidence:

               (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

               (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in paragraph (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

               (c) commercial paper and auction rate securities having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

               (d) investments in money market funds having a rating from each of the Rating Agencies rating such fund, in the highest investment category granted thereby provided at least Moody's has rated such fund (including funds for which the Indenture Trustee, the Servicer or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor); provided, however, that such Fitch rating shall be AA/F1+ or higher for any money market fund which has the ability to maintain a stable one-dollar net asset value per share and whose shares are freely transferable on a daily basis;

               (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

               (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

               (g) any Investment Agreement; and

               (h) any other investment permitted by each of the Rating Agencies as evidenced by a Rating Confirmation delivered to the Indenture Trustee.

Notwithstanding the foregoing, for purposes of clauses (b), (c), (e) and (f) above, the provider must have a Moody's long term rating of Aaa if the investment is longer than 6 months, Aa3 if the investment is between 90 and 180 days, and A1 if the investment is between 30 and 90 days. No obligation will be considered to be rated in the highest investment category if it has an "r" highlighter affixed to its rating.

        "ISDA Master Agreement" shall mean the ISDA Interest Rate and Currency Exchange Agreement, copyright 1992, as amended from time to time, and as in effect with respect to any Derivative Product.

        "Issuer" shall mean Nelnet Education Loan Funding, Inc., a corporation organized and existing under the laws of the State, and any successor thereto.

        "Issuer Order" shall mean a written order signed in the name of the Issuer by an Authorized Representative.

        "Issuer Derivative Payment" shall mean a payment required to be made by or on behalf of the Issuer due to a Counterparty pursuant to a Derivative Product (including Priority Termination Payments, but excluding other Termination Payments).

        "Junior-Subordinate Notes" shall mean Notes, the principal of and interest on which is payable on a subordinated basis to the payment of the principal of and interest on the Senior Notes and the Subordinate Notes; provided, however, that any series of the Junior-Subordinate Notes need not necessarily be payable on a parity with all other series of the Junior-Subordinate Notes.

        "Junior-Subordinate Obligations" shall mean Junior-Subordinate Notes and any Derivative Product, the priority of payment of which is equal with that of any series or subseries of Junior-Subordinate Notes.

        "Liquidated Financed Eligible Loan" shall mean any defaulted Financed Eligible Loan liquidated by a Servicer (which shall not include any Financed Eligible Loan on which payments are received from a Guaranty Agency) or which a Servicer has, after using all reasonable efforts to realize upon such Financed Eligible Loan, determined to charge off.

        "Liquidation Proceeds" shall mean, with respect to any Liquidated Financed Eligible Loan which became a Liquidated Financed Eligible Loan during the current calendar quarter in accordance with a Servicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than moneys collected with respect to any Liquidated Financed Eligible Loan which was written off in prior calendar quarters or during the current calendar quarter, net of the sum of any amounts expended by a Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Financed Eligible Loan.

        "Master Promissory Note" shall mean a note (a) that evidences one or more loans made to finance post-secondary education financing and (b) that is in the form mandated by Section 432(m)(1) of the Act, as added by Public Law No:
105-244, ss. 427, 112 Stat. 1702 (1998), as amended by Public Law No: 106-554
(enacted December 21, 2000) and as codified in 20 U.S.C. ss. 1082(m)(1).

        "Maturity" when used with respect to any Note, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Stated Maturity, by earlier redemption, by declaration of acceleration, or otherwise.

        "Moody's" shall mean Moody's Investors Service, its successors and assigns.

        "Note Payment Date" shall mean, for any Note, any Interest Payment Date, its Stated Maturity or the date of any other regularly scheduled principal payment with respect thereto.

        "Notes" shall mean any notes or other debt obligations issued pursuant to Section 2.08 of this Indenture.

        "Obligations" shall mean Senior Obligations, Subordinate Obligations and Junior-Subordinate Obligations.

        "Operating Fund" shall mean the fund by that name referenced in Section
5.01 and further described in Section 5.05 hereof.

        "Outstanding" shall mean, when used in connection with any Note, a Note which has been executed and delivered pursuant to this Indenture which at such time remains unpaid as to principal or interest, unless provision has been made for such payment pursuant to Section 10.02 hereof, excluding Notes which have been replaced pursuant to Section 2.03 hereof.

        "Person" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, or government or agency or political subdivision thereof.

        "Principal Office" shall mean the principal office of the party indicated, as set forth in Section 9.01 hereof or elsewhere in this Indenture.

        "Principal Reduction Payment Date" shall mean, for any Note, any date described on a Supplemental Indenture for the payment of Principal Reduction Payments.

        "Principal Reduction Payments" shall mean principal payments, other than mandatory sinking fund payments, made prior to a Stated Maturity from the Acquisition/Redemption Fund, as set forth in a Supplemental Indenture.

        "Priority Termination Payment" shall mean, with respect to a Derivative Product, any termination payment payable by the Issuer under such Derivative Product relating to an early termination of such Derivative Product by the Counterparty, as the non-defaulting party, following (i) a payment default by the Issuer thereunder (ii) the occurrence of an Event of Default specified in
Section 6.01(h) of this Indenture or (iii) the Indenture Trustee's taking any action hereunder to liquidate the entire Trust Estate following an Event of Default and acceleration of the Notes pursuant to Section 6.09 hereof.

        "Program" shall mean the Issuer's program for the origination and the purchase of Eligible Loans, as the same may be modified from time to time.

        "Program Expenses" shall mean (a) the fees and expenses of the Indenture Trustee and the Eligible Lender Trustee; (b) the fees and expenses of any auction agent, any market agent, any calculation agent and any broker-dealer then acting under a Supplemental Indenture; (c) the fees and expenses of any remarketing agent then acting under a Supplemental Indenture with respect to variable rate Notes; (d) the fees and expenses due to any credit provider of any Notes for which a credit facility or liquidity facility is in place; (e) the fees of any Servicer and/or Custodian under any servicing agreement or custodian agreement; (f) the fees and expenses of any Administrator and the Issuer incurred in connection with the preparation of legal opinions and other authorized reports or statements attributable to the Notes and the Financed Eligible Loans; (g) transfer fees, purchase premiums, loan origination fees, Consolidation Fees and all other fees due to the Department of Education on Financed Eligible Loans; (h) fees and expenses associated with the delivery of a substitute credit facility or liquidity facility under a Supplemental Indenture;
(i) fees and expenses associated with (but not payments under) Derivative Products; (j) the costs of remarketing any variable rate Notes and (k) expenses incurred for the Issuer's maintenance and operation of its Program as a direct consequence of this Indenture, the Notes or the Financed Eligible Loans;

including, but not limited to, taxes, the reasonable fees and expenses of attorneys, agents, financial advisors, consultants, accountants and other professionals, attributable to such maintenance and operation, marketing expenses for the Program and a prorated portion of the rent, personnel compensation, office supplies and equipment, travel expenses and other lawful payments made to members of the Board.

        "Rating" shall mean one of the rating categories of Fitch, Moody's and S&P or any other Rating Agency, provided Fitch, Moody's and S&P or any other Rating Agency, as the case may be, is currently rating the Notes.

        "Rating Agency" shall mean, collectively, Fitch, Moody's and S&P and their successors and assigns or any other Rating Agency; provided that in each such case the Issuer has requested such Rating Agency to maintain a Rating on any of the Notes. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee.

        "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have issued a Rating Confirmation.

        "Rating Confirmation" shall mean a letter from each Rating Agency then providing a Rating for any of the Notes at the request of the Issuer, confirming that the action proposed to be taken by the Issuer will not, in and of itself, result in a downgrade of any of the Ratings then applicable to the Notes, or cause any Rating Agency to suspend or withdraw the Ratings then applicable to the Notes.

        "Realized Loss" shall mean the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Financed Eligible Loan over Liquidation Proceeds with respect to such Financed Eligible Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

        "Record Date" shall mean the Record Date established for any Notes pursuant to the Supplemental Indenture authorizing the issuance of such Notes.

        "Recoveries of Principal" shall mean all amounts received by the Indenture Trustee from or on account of any Financed Eligible Loan as a recovery of the principal amount thereof, including scheduled, delinquent and advance payments, payouts or prepayments, proceeds from insurance or from the sale, assignment, transfer, reallocation or other disposition of a Financed Eligible Loan and any payments representing such principal from the guarantee or insurance of any Financed Eligible Loan, net of accrued interest which will be capitalized at a later date.

        "Registered Owner" shall mean the Person in whose name a Note is registered on the Note registration books maintained by the Indenture Trustee, and shall also mean with respect to a Derivative Product, any Counterparty, unless the context otherwise requires.

        "Regulations" shall mean the Regulations promulgated from time to time by the Secretary or any Guaranty Agency guaranteeing Financed Eligible Loans.

        "Reserve Fund" shall mean the Fund by that name created in Section 5.01(a)(iii) hereof and further described in Section 5.04 hereof, including any Accounts and Subaccounts created therein.

        "Reserve Fund Requirement" shall mean an amount, if any, required to be on deposit in the Reserve Fund with respect to any Notes issued pursuant to the Supplemental Indenture authorizing the issuance of such Notes.

        "Reserve Fund Surety Bond" means a letter of credit, surety bond, insurance policy, agreement guaranteeing payment or other undertaking by a financial institution to ensure that cash in an amount required to meet a Reserve Fund Requirement is available to the Indenture Trustee.

        "Resolution" shall mean a resolution duly adopted by the Board.

        "Revenue" or "Revenues" shall mean all Recoveries of Principal, payments, proceeds, charges and other income received by the Indenture Trustee or the Issuer from or on account of any Financed Eligible Loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including Interest Benefit Payments, on any Financed Eligible Loan and any Special Allowance Payment received by the Issuer with respect to any Financed Eligible Loan) and all interest earned or gain realized from the investment of amounts in any Fund or Account and all payments received by the Issuer pursuant to a Derivative Product.

        "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

        "Secretary" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof under the Act.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Securities Depository" or "Depository" shall mean The Depository Trust Company and its successors and assigns or if, (a) the then Securities Depository resigns from its functions as depository of the Notes or (b) the Issuer discontinues use of the Securities Depository, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and which is selected by the Issuer with the consent of the Indenture Trustee.

        "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Seller" shall mean an Eligible Lender from which the Issuer is purchasing or has purchased or agreed to purchase Eligible Loans pursuant to a Student Loan Purchase Agreement between the Issuer and such Eligible Lender.

        "Senior Notes" shall mean all Notes secured on a senior priority to the Subordinate Obligations and the Junior-Subordinate Obligations.

        "Senior Obligations" shall mean Senior Notes and any Derivative Product, the priority of payment of which is equal with that of Senior Notes.

        "Servicer" shall mean, collectively, Nelnet, Inc., Nelnet Loan Services, Inc., InTuition, Inc., Sallie Mae Servicing L.P., EFS Services, Inc., ACS Educational Services, Inc., Pennsylvania Higher Education Assistance Agency, Great Lakes Educational Loan Services, Inc. and any other additional Servicer, Subservicer or successor Servicer or Subservicer selected by the Issuer, including an affiliate of the Issuer, so long as the Issuer obtains a Rating Confirmation as to each such other Servicer or Subservicer.

        "Servicing Agreement" shall mean the servicing agreements with any Servicer relating to Financed Eligible Loans, as amended from time to time.

        "Special Allowance Payments" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

        "Special Record Date" shall have the meaning set forth in a Supplemental Indenture.

        "State" shall mean the State of Nebraska.

        "Stated Maturity" shall mean the date specified in the Notes as the fixed date on which principal of such Notes is due and payable.

        "Student Loan Purchase Agreement" shall mean a loan purchase agreement entered into for the purchase of Eligible Loans into the Trust Estate from a third party seller, substantially in the form attached hereto as Exhibit C.

        "Subaccount" shall mean any of the subaccounts which may be created and established within any Account by this Indenture.

        "Subordinate Notes" shall mean any Notes secured on a priority subordinate to the Senior Obligations and on a priority senior to the Junior-Subordinate Obligations.

        "Subordinate Obligations" shall mean Subordinate Notes and any Derivative Product, the priority of payment of which is equal with that of Subordinate Notes.

        "Supplemental Indenture" shall mean an agreement supplemental hereto executed pursuant to Article VIII hereof.

        "Termination Payment" shall mean, with respect to a Derivative Product, any termination payment payable by the Issuer under such Derivative Product relating to an early termination of such Derivative Product by the Counterparty, as the non-affected party or non-defaulting party, after the occurrence of a termination event or event of default specified in such Derivative Product, including any Priority Termination Payment.

        "Trust Estate" shall mean the property described as such in the granting clauses hereto.

        "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 8.05.

        "Indenture Trustee" shall mean Wells Fargo Bank Minnesota, National Association, acting in its capacity as Indenture Trustee under this Indenture, or any successor trustee designated pursuant to this Indenture.

        "Underwriter" shall mean the underwriter or underwriters of the Notes.

        "Value" on any calculation date when required under this Indenture shall mean the value of the Trust Estate calculated by the Issuer with respect to (a) and by the Indenture Trustee with respect to (b) through (c), inclusive as follows:

               (a) with respect to any Eligible Loan, the unpaid principal amount thereof plus any accrued but unpaid interest, unamortized premiums, Interest Benefit Payments and Special Allowance Payments;

               (b) with respect to any funds of the Issuer held under this Indenture and on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment contract, the amount thereof plus accrued but unpaid interest; and

               (c) with respect to any Investment Securities, the par value thereof, plus accrued but unpaid interest.

        Words importing the masculine gender include the feminine gender, and words importing the feminine gender include the masculine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture.

                                   ARTICLE II

                NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES
                          AND USE OF PROCEEDS OF NOTES

        Section 2.01. Note Details. The details of each series of Notes authorized pursuant to this Indenture and a Supplemental Indenture, shall be contained in the applicable Supplemental Indenture. Such details shall include, but are not limited to, the principal amount, authorized denomination, dated date, interest rate, principal maturity date, redemption provisions and registration provisions.

        Section 2.02. Execution of Notes. The Notes shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of any of its Authorized Officers. Any Note may be signed manually or by facsimile or attested on behalf of the Issuer by any person who, at the date of such act, shall hold the proper office, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office.

        Section 2.03. Registration, Transfer and Exchange of Notes; Persons Treated as Registered Owners. The Issuer shall cause books for the registration and for the transfer of the Notes as provided in this Indenture to be kept by the Indenture Trustee which is hereby appointed the transfer agent of the Issuer for the Notes. Notwithstanding such appointment and with the prior written consent of the Issuer, the Indenture Trustee is hereby authorized to make any arrangements with other institutions which it deems necessary or desirable in order that such institutions may perform the duties of transfer agent for the Notes. Upon surrender for transfer of any Note at the designated corporate trust office of the Indenture Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity.

        Notes may be exchanged at the designated corporate trust office of the Indenture Trustee for a like aggregate principal amount of fully registered Notes of the same series, subseries, if any, interest rate and maturity in authorized denominations. The Issuer shall execute and the Indenture Trustee shall authenticate and deliver Notes which the Registered Owner making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any fully registered Note of any authorized denomination shall constitute full and due authorization of such denomination and the Indenture Trustee shall thereby be authorized to authenticate and deliver such fully registered Note.

        The Indenture Trustee shall not be required to transfer or exchange any Note during the period of 15 Business Days next preceding the mailing of notice of redemption as herein provided. After the giving of such notice of redemption, the Indenture Trustee shall not be required to transfer or exchange any Note, which Note or portion thereof has been called for redemption.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

        The Indenture Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge and all expenses and charges of the Issuer and of the Indenture Trustee required to be paid with respect to such exchange or transfer. The Registered Owner for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange.

        Section 2.04. Lost, Stolen, Destroyed and Mutilated Notes. Upon receipt by the Indenture Trustee of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and, in the case of a lost, stolen or destroyed Note, of indemnity satisfactory to it, and upon surrender and cancellation of the Note, if mutilated, (a) the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, a new Note of the same series, subseries, if any, interest rate, maturity and denomination in lieu of such lost, stolen, destroyed or mutilated Note or (b) if such lost, stolen, destroyed or mutilated Note shall have matured or have been called for redemption, in lieu of executing and delivering a new Note as aforesaid, the Issuer may pay such Note. Any such new Note shall bear a number not contemporaneously outstanding. The Registered Owner for any such new Note may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Indenture Trustee in connection with the issuance of such Note. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

        Section 2.05. Indenture Trustee's Authentication Certificate. The Indenture Trustee's authentication certificate upon any Notes shall be substantially in the form provided in the Supplemental Indenture authorizing the issuance of such Notes. No Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Indenture Trustee; and such certificate of the Indenture Trustee upon any Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder and under a Supplemental Indenture. The Indenture Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer or signatory of the Indenture Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Notes issued hereunder.

        Section 2.06. Cancellation and Destruction of Notes by the Indenture Trustee. Whenever any Outstanding Notes shall be delivered to the Indenture Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount and interest represented thereby, or for replacement pursuant to Section 2.03 hereof, such Notes shall be promptly cancelled and, within a reasonable time, cremated or otherwise destroyed by the Indenture Trustee and counterparts of a certificate of destruction evidencing such cremation or other destruction shall be furnished by the Indenture Trustee to the Issuer upon request.

        Section 2.07. Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute and the Indenture Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be issuable as fully registered Notes without coupons, of any denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every temporary Note shall be executed by the Issuer and be authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. As promptly as practicable the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at the designated corporate trust office of the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

        Section 2.08. Issuance of Notes.

                (a) The Issuer shall have the authority, upon complying with the provisions of this Section, to issue and deliver from time to time Notes secured by the Trust Estate on a parity with the Senior Notes, the Subordinate Notes or the Junior-Subordinate Notes, if any, secured hereunder as shall be determined by the Issuer. In addition, the Issuer may enter into any Derivative Products it deems necessary or desirable with respect to any or all of the Notes.

                (b) No Notes shall be authenticated and delivered pursuant to this Indenture until the following conditions have been satisfied:

                        (i) The Issuer and the Indenture Trustee have entered
                into a Supplemental Indenture (which Supplemental Indenture shall not require the approval of the Registered Owners of any of the Outstanding Notes or Derivative Products, but subject to the requirements of Article VIII to the extent such Supplemental Indenture effects a change to the Indenture with respect to Notes that are then Outstanding hereunder) providing the terms and forms of the proposed Notes as described in Section 2.01 hereof, including the designation of such Notes as Senior Notes, Subordinate Notes or Junior-Subordinate Notes, the redemption and selection provisions applicable to such Notes, and the Reserve Fund Requirement with respect to such Notes, if any.

                        (ii) The Indenture Trustee shall have received a Rating
                Confirmation from each Rating Agency which has assigned a Rating or Ratings to any Outstanding Notes that such Rating or Ratings will not be reduced or withdrawn as a result of the issuance of the proposed Notes.

                        (iii) Upon the issuance of the proposed Notes, an amount
                equal to the Reserve Fund Requirement with respect to such Notes, if any, shall be deposited in the Reserve Fund.

                        (iv) The Issuer and the Indenture Trustee shall have
                received an opinion of counsel to the effect that the issuance of the proposed Notes will not adversely affect the federal tax treatment with respect to any of the Outstanding Notes and the Issuer.

                        (v) The Indenture Trustee shall have received a written
                order from the Issuer to authenticate and deliver the Notes.

                (c) The Indenture Trustee is authorized to set up any additional Funds or Accounts or Subaccounts under this Indenture which it deems necessary or convenient in connection with the issuance and delivery of any Notes.

                                  ARTICLE III

                 PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS;
                             AND DERIVATIVE PRODUCTS

        Section 3.01. Parity and Priority of Lien. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the equal benefit, protection and security of the Registered Owners of any and all of the Obligations, all of which, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Obligations over any other thereof, except as expressly provided in this Indenture with respect to certain payment and other priorities.

        Section 3.02. Other Obligations.

                (a) The Issuer reserves the right to issue other notes or obligations which do not constitute or create a lien on the Trust Estate, subject to receipt of a Rating Confirmation.

                (b) The Issuer shall not commingle the Funds established by this Indenture with funds, proceeds, or investment of funds relating to other issues or series of notes heretofore or hereafter issued, except to the extent such permitted commingling is required by the Indenture Trustee for ease in administration of its duties and responsibilities; provided, however, that should the Indenture Trustee require such permitted commingling, it shall keep complete records in order that the funds, proceeds, or investments under this Indenture may at all times be identified by source and application, and if necessary, separated.

                (c) The Revenues and other moneys, Financed Eligible Loans, securities, evidences of indebtedness, interests, rights and properties pledged under this Indenture are and will be owned by the Issuer (or the Eligible Lender Trustee) free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, of equal rank with or subordinate to the respective pledges created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. If any Financed Eligible Loan is found to have been subject to a lien at the time such Financed Eligible Loan was acquired, the Issuer shall cause such lien to be released, shall purchase such Financed Eligible Loan from the Trust Estate for a purchase price equal to its principal amount plus any unamortized premium, if any, and interest accrued thereon or shall replace such Financed Eligible Loan with another Eligible Loan with substantially identical characteristics which replacement Eligible Loan shall be free and clear of liens at the time of such replacement. Except as otherwise provided herein, the Issuer shall not create or voluntarily permit to be created any debt, lien, or charge on the Financed Eligible Loans which would be on a parity with, subordinate to, or prior to the lien of this Indenture; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of this Indenture or the priority of such lien for the Obligations hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with this Indenture as a lien or charge upon the Financed Eligible Loans;

        provided, however, that nothing in this subsection (c) shall require the Issuer to pay, discharge, or make provision for any such lien, charge, claim, or demand so long as the validity thereof shall be by it in good faith contested, unless thereby, in the opinion of the Indenture Trustee, the same will endanger the security for the Obligations; and provided further that any subordinate lien hereon (i.e., subordinate to the lien securing the Senior Obligations, the Subordinate Obligations and the Junior-Subordinate Obligations) shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Obligations have been paid or deemed paid hereunder.

        Section 3.03. Derivative Products; Counterparty Payments; Issuer Derivative Payments. The Issuer hereby authorizes and directs the Indenture Trustee to acknowledge and agree to any Derivative Product hereafter entered into by the Issuer and a Counterparty under which (a) the Issuer may be required to make, from time to time, Issuer Derivative Payments and (b) the Indenture Trustee may receive, from time to time, Counterparty Payments for the account of the Issuer. No Derivative Product shall be entered into unless the Indenture Trustee shall have received a Rating Confirmation from each Rating Agency that such Derivative Product will not adversely affect the Rating on any of the Notes.

                                   ARTICLE IV

                       PROVISIONS APPLICABLE TO THE NOTES;
                              DUTIES OF THE ISSUER

        Section 4.01. Payment of Principal, Interest and Premium. The Issuer covenants that it will promptly pay, but solely from the Trust Estate, the principal of and interest, if any, on each and every Obligation issued under the provisions of this Indenture at the places, on the dates and in the manner specified herein and in said Obligations and any premium required for the retirement of said Obligations by purchase or redemption according to the true intent and meaning thereof. The Obligations shall be and are hereby declared to be payable from and equally secured by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by this Indenture, but in no event shall the Registered Owners or any Counterparty have any right to possession of any Financed Eligible Loans, which shall be held only by the Indenture Trustee or its agent or bailee.

        Section 4.02. Representations and Warranties of the Issuer. The Issuer represents and warrants that it is duly authorized under the laws of the State to create and issue the Notes and to execute and deliver this Indenture and any Derivative Product and to make the pledge to the payment of Notes and any Issuer Derivative Payments hereunder, that all necessary action on the part of the Issuer and the Board for the creation and issuance of the Notes and the execution and delivery of this Indenture and any Derivative Product has been duly and effectively taken; and that the Notes in the hands of the Registered Owners thereof and the Issuer Derivative Payments are and will be valid and enforceable special limited obligations of the Issuer secured by and payable solely from the Trust Estate.

        Section 4.03. Covenants as to Additional Conveyances. At any and all times, the Issuer will duly execute, acknowledge, and deliver, or will cause to be done, executed, and delivered, all and every such further acts, conveyances, transfers, and assurances in law as the Indenture Trustee shall reasonably require for the better conveying, transferring, and pledging and confirming unto the Indenture Trustee, all and singular, the properties constituting the Trust Estate hereby transferred and pledged, or intended so to be transferred and pledged.

        Section 4.04. Further Covenants of the Issuer.

                (a) The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of State of the State and any other jurisdiction necessary to perfect and maintain the security interest granted by the Issuer hereunder, and will provide the Indenture Trustee with copies of all such statements.

                (b) The Issuer will duly and punctually keep, observe and perform each and every term, covenant, and condition on its part to be kept, observed, and performed, contained in this Indenture and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, and will punctually perform all duties required by the Articles of Incorporation and Bylaws of the Issuer and the laws of the State.

                (c) The Issuer shall be operated on the basis of its Fiscal
        Year.

                (d) The Issuer shall cause to be kept full and proper books of records and accounts, in which full, true, and proper entries will be made of all dealings, business, and affairs of the Issuer which relate to the Notes and any Derivative Product.

                (e) The Issuer, upon written request of the Indenture Trustee, will permit at all reasonable times the Indenture Trustee or its agents, accountants, and attorneys, to examine and inspect the property, books of account, records, reports, and other data relating to the Financed Eligible Loans, and will furnish the Indenture Trustee such other information as it may reasonably request. The Indenture Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Registered Owners of not less than a majority of the principal amount of the Notes, and unless such Registered Owners shall have offered the Indenture Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

                (f) The Issuer shall cause an annual audit to be made by an independent auditing firm of national reputation and file one copy thereof with the Indenture Trustee and each Rating Agency within 150 days of the close of each Fiscal Year. The Indenture Trustee shall be under no obligation to review or otherwise analyze such audit.

                (g) The Issuer covenants that all Financed Eligible Loans upon receipt thereof shall be delivered to the Indenture Trustee or its agent or bailee to be held pursuant to this Indenture and pursuant to the Servicing Agreement or a Custodian Agreement.

                (h) Notwithstanding anything to the contrary contained herein, except upon the occurrence and during the continuance of an Event of Default hereunder, the Issuer hereby expressly reserves and retains the privilege to receive and, subject to the terms and provisions of this Indenture, to keep or dispose of, claim, bring suits upon or otherwise exercise, enforce or realize upon its rights and interest in and to the Financed Eligible Loans and the proceeds and collections therefrom, and neither the Indenture Trustee nor any Registered Owner shall in any manner be or be deemed to be an indispensable party to the exercise of any such privilege, claim or suit and the Indenture Trustee shall be under no obligation whatsoever to exercise any such privilege, claim or suit; provided, however, that the Indenture Trustee shall have and retain possession or control of the Financed Eligible Loans pursuant to
        Section 5.02 hereof (which Financed Eligible Loans may be held by the Indenture Trustee's agent or bailee pursuant to a Custodian Agreement) so long as such loans are subject to the lien of this Indenture.

                (i) The Issuer shall notify the Indenture Trustee and each Rating Agency in writing prior to entering into any Derivative Product and shall not enter into any Derivative Product unless the Indenture Trustee has received a Rating Confirmation.

        Section 4.05. Enforcement of Servicing Agreements. The Issuer shall comply with and shall require the Servicer to comply with the following whether or not the Issuer is otherwise in default under this Indenture:

                (a) cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of all Servicing Agreements;

                (b) not permit the release of the obligations of any Servicer under any Servicing Agreement except in conjunction with amendments or modifications permitted by (h) below;

                (c) at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer and of the Registered Owners under or with respect to each Servicing Agreement;

                (d) at its own expense, the Issuer shall duly and punctually perform and observe each of its obligations to the Servicer under the Servicing Agreement in accordance with the terms thereof;

                (e) the Issuer agrees to give the Indenture Trustee prompt written notice of each default on the part of the Servicer of its obligations under the Servicing Agreement coming to the Issuer's attention;

                (f) the Issuer shall not waive any default by the Servicer under the Servicing Agreement without the written consent of the Indenture Trustee;

                (g) the Issuer shall cause the Servicer to deliver to the Indenture Trustee and the Issuer, on or before April 30 of each year, beginning with April 30, 2004, a certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Servicing Agreement has been made under the supervision of the officer signing such certificate and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Servicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and statue thereof; and

                (h) not consent or agree to or permit any amendment or modification of any Servicing Agreement which will in any manner materially adversely affect the rights or security of the Registered Owners. The Issuer shall be entitled to receive and rely upon an opinion of its counsel that any such amendment or modification will not materially adversely affect the rights or security of the Registered Owners.

        Section 4.06. Procedures for Transfer of Funds. In any instance where this Indenture requires a transfer of funds or money from one Fund to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Indenture Trustee, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

        Section 4.07. Additional Covenants with Respect to the Act. The Issuer covenants that it will cause the Indenture Trustee to be, or replace the Indenture Trustee with, an Eligible Lender under the Act, that it will acquire or cause to be acquired Eligible Loans originated and held only by an Eligible Lender and that it will not dispose of or deliver any Financed Eligible Loans or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of Guaranteed Eligible Loans; provided, however, that nothing above shall prevent the Issuer from delivering the Eligible Loans to the Servicer or the Guarantee Agency. The Registered Owners of the Notes shall not in any circumstances be deemed to be the owner or holder of the Guaranteed Eligible Loans.

        The Issuer, or its designated agent, shall be responsible for each of the following actions with respect to the Act:

                (a) the Issuer, through its Authorized Representative, shall be responsible for dealing with the Secretary with respect to the rights, benefits and obligations under the Certificates of Insurance and the Contract of Insurance, and the Issuer shall be responsible for dealing with the Guarantee Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the Financed Eligible Loans;

                (b) the Issuer, through its Authorized Representative, shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder;

                (c) the Issuer, through its Authorized Representative, shall cause the Financed Eligible loans to be serviced by entering into the Servicing Agreement or other agreement with the Servicer for the collection of payments made for, and the administration of the accounts of, the Financed Eligible Loans;

                (d) the Issuer, through its Authorized Representative, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Act and any regulations or rulings thereunder, with respect to the Financed Eligible Loans;

                (e) the Issuer, through its Authorized Representative, shall cause the benefits of the Guarantee Agreements, the Interest Subsidy Payments and the Special Allowance Payments to flow to the Indenture Trustee. The Indenture Trustee shall have no liability for actions taken at the direction of the Issuer, except for negligence or willful misconduct in the performance of its express duties hereunder. The Indenture Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans; and

                (f) the Issuer, through its Authorized Representative, shall cause each Financed Eligible Loan evidenced by a Master Promissory Note in the form mandated by Section 432(m)(1) of the Higher Education Act to be acquired pursuant to a Student Loan Sale Agreement containing language similar to the following:

                      "The [Seller] hereby represents and warrants that the
               [Seller] is transferring all of its right title and interest in the MPN Loan to the Indenture Trustee, that it has not assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that the [Seller] has reacquired) to any person other than the Indenture Trustee, and that no prior holder of the MPN Loan has assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any person other than a predecessor in title to the [Seller]. The [Seller] hereby covenants that the [Seller] shall not attempt to transfer to any other person any interest in any MPN Loan assigned hereunder. The [Seller] hereby authorizes the Indenture Trustee to file a UCC-1 financing statement identifying the [Seller] as debtor and the Indenture Trustee as secured party and describing the Loans sold pursuant to this Agreement. The preparation or filing of such UCC-1 financing statement is solely for additional protection of the Indenture Trustee's interest in the MPN Loans and shall not be deemed to contradict the express intent of the [Seller] and the Indenture Trustee that the transfer of MPN Loans under this Agreement is an absolute assignment of such MPN Loans and is not a transfer of such MPN Loans as security for a debt."

        Section 4.08. Financed Eligible Loans; Collections Thereof; Assignment Thereof. The Issuer, through the Servicer, shall diligently collect all principal and interest payments on all Financed Eligible Loans, and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance

Payments which relate to such Financed Eligible Loans. The Issuer shall cause the filing and assignment of such claims (prior to the timely filing deadline for such claims under the Regulations) by the Servicer. The Issuer will comply with the Act and Regulations which apply to the Program and to such Financed Eligible Loans.

        Section 4.09. Appointment of Agents, Etc. The Issuer shall employ and appoint all employees, agents, consultants and attorneys which it may consider necessary. No member of the Board, neither singly or collectively, shall be personally liable for any act or omission not willfully fraudulent.

        Section 4.10. Capacity to Sue. The Issuer shall have the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Eligible Loans.

        Section 4.11. Continued Existence; Successor to Issuer. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Nebraska corporation, except as otherwise permitted by this Section 4.11. The Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all, of its assets (except Financed Eligible Loans if such sale, transfer or disposition will discharge this Indenture in accordance with
Article X hereof); (b) consolidate with or merge into another corporation or entity; or (c) permit one or more other corporations or entities to consolidate with or merge into it. The preceding restrictions in (a), (b) and (c) shall not apply to a transaction if the transferee or the surviving or resulting corporation or entity, if other than the Issuer, by proper written instrument for the benefit of the Indenture Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Issuer under this Indenture.

        If a transfer is made as provided in this Section 4.11, the provisions of this Section 4.11 shall continue in full force and effect and no further transfer shall be made except in compliance with the provisions of this Section 4.11.

        Section 4.12. Amendment of Student Loan Purchase Agreements. The Issuer shall notify the Indenture Trustee in writing of any proposed material amendments to any existing Student Loan Purchase Agreement. No such material amendment shall become effective unless and until the Indenture Trustee consents thereto in writing. The consent of the Indenture Trustee shall not be unreasonably withheld and shall not be withheld if the Indenture Trustee receives an opinion of counsel acceptable to them that such an amendment is required by the Act and is not materially prejudicial to the Registered Owners. Notwithstanding the foregoing, however, the Indenture Trustee shall consent to an amendment from time to time so long as it is not materially prejudicial to the interests of the Registered Owners, and the Indenture Trustee may rely on an opinion of counsel to such effect.

        Section 4.13. Representations; Negative Covenants.

                (a) The Issuer hereby makes the following representations and warranties to the Indenture Trustee on which the Indenture Trustee relies in authenticating the Notes and on which the Registered Owners have relied in purchasing the Notes. Such representations and warranties shall survive the grant of the Trust Estate to the Indenture Trustee pursuant to this Indenture.

                        (i) Organization and Good Standing. The Issuer is duly
                organized and validly existing under the laws of the State, and has the power to own its assets and to transact the business in which it presently engages.

                        (ii) Due Qualification. The Issuer is duly qualified to
                do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer's business and operations or in which the actions as required by this Indenture require or will require such qualification.

                        (iii) Authorization. The Issuer has the power, authority
                and legal right to execute, deliver and perform this Indenture and to grant the Trust Estate to the Indenture Trustee and the execution, delivery and performance of this Indenture and grant of the Trust Estate to the Indenture Trustee have been duly authorized by the Issuer by all necessary corporate action.

                        (iv) Binding Obligation. This Indenture, assuming due
                authorization, execution and delivery by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

                        (v) No Violation. The consummation of the transactions
                contemplated by this Indenture and the fulfillment of the terms hereof does not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Indenture, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

                        (vi) No Proceedings. There are no proceedings,
                injunctions, writs, restraining orders or investigations to which the Issuer or any of such entity's affiliates is a party pending, or, to the best of such entity's knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture, (B) seeking to prevent the issuance of any Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of this Indenture.

                        (vii) Approvals. All approvals, authorizations,
                consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Indenture have been taken or obtained on or prior to the Closing Date.

                        (viii) Place of Business. The Issuer's place of business
                and chief executive office is 121 South 13 Street, Suite 301, Lincoln, NE 68508.

                        (ix) Tax and Accounting Treatment. The Issuer intends to
                treat the transactions contemplated by the Student Loan Purchase Agreements as an absolute transfer rather than as a pledge of the Financed Eligible Loans from the Seller for federal income tax and financial accounting purposes and the Issuer will be treated as the owner of the Financed Eligible Loans for all purposes. The Issuer further intends to treat the Senior Notes as its indebtedness for federal income tax and financial accounting purposes.

                        (x) Taxes. The Issuer has filed (or caused to be filed)
                all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. The Issuer has taken all steps necessary to ensure that it is eligible to file a consolidated federal income tax return with Nelnet, Inc. and such returns will be filed for all taxable years in which the Notes are Outstanding. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon such entity's properties or assets for which there is not an adequate reserve reflected in such entity's current financial statements.

                        (xi) Legal Name. The legal name of the Issuer is "Nelnet
                Education Loan Funding, Inc.," formerly known as NEBHELP, Inc. and Nebraska Higher Education Loan Program, Inc.

                        (xii) Business Purpose. The Issuer has (i) originated or
                (ii) previously acquired or will acquire the Financed Eligible Loans conveyed to it under student loan purchase agreements substantially in the form of the Student Loan Purchase Agreement attached hereto as Exhibit C for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other person. The Issuer has no subsidiaries, has adopted and operated consistently with all corporate formalities with respect to its operations.

                        (xiii) Compliance With Laws. The Issuer is in compliance
                with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations.

                        (xiv) Valid Business Reasons; No Fraudulent Transfers.
                The transactions contemplated by this Indenture are in the ordinary course of the Issuer's business and the Issuer has valid business reasons for granting the Trust Estate pursuant to this Indenture. At the time of each such grant: (A) the Issuer granted the Trust Estate to the Indenture Trustee without any intent to hinder, delay, or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (C) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (D) the Issuer did not intend to incur, and did not believe or should not have reasonably believed, that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration paid received by the Issuer for the grant of the Trust Estate was reasonably equivalent to the value of the related grant.

                        (xv) No Management of Affairs of Seller. The Issuer is
                not and will not be involved in the day-to-day management of the Seller or the Issuer's parent or any affiliate.

                        (xvi) No Intercorporate Transfers with Seller or
                Affiliates. Other than the transfer of assets and the transfer of any Notes pursuant to this Indenture, the Issuer does not engage in and will not engage in any intercorporate transactions with the Seller and affiliates, except as provided herein with respect to Program Expenses and the Administrative Services Agreement or the payment of dividends to the Issuer's parent.

                        (xvii) Ability to Perform. There has been no material
                impairment in the ability of the Issuer to perform its obligations under this Indenture.

                        (xviii) Financial Condition. No material adverse change
                has occurred in the Issuer's financial status since the date of its formation.

                        (xix) Event of Default. No Event of Default has occurred
                and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

                        (xx) Acquisition of Financed Eligible Loans Legal. The
                Issuer has complied with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Eligible Loans from the Seller.

        (b) The Issuer will not:

                        (i) sell, transfer, exchange or otherwise dispose of any
                portion of the Trust Estate except as expressly permitted by this Indenture;

                        (ii) claim any credit on, or make any deduction from,
                the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

                        (iii) except as otherwise provided herein, dissolve or
                liquidate in whole or in part, except with the prior written consent of the Indenture Trustee, and to the extent Notes remain Outstanding, approval of the Registered Owners and a Rating Confirmation;

                        (iv) permit the validity or effectiveness of this
                Indenture, any Supplemental Indenture or any grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

                        (v) except as otherwise provided herein, permit any
                lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

                        (vi) permit the lien of this Indenture not to constitute
                a valid first priority, perfected security interest in the Trust Estate;

                        (vii) guarantee any indebtedness of any Person whether
                secured by any Financed Eligible Loans under this Indenture or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture and unsecured trade payables in the ordinary course of its business;

                        (viii) operate such that it would be consolidated with
                its parent or any other affiliate and its separate corporate existence disregarded in any federal or state proceeding;

                        (ix) act as agent of any Seller or, except as provided
                in the Servicing Agreement, allow the Seller to act as its agent;

                        (x) other than certain indemnifications provided to it
                by its parent, the Issuer will not allow the Seller or its parent or any other affiliate to pay its expenses, guarantee its obligations or advance funds to it for payment of expenses; or

                        (xi) consent to the appointment of a conservator or
                receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer; or the Issuer shall not consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property; or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                (c) The Issuer makes the following representations and warranties as to the Trust Estate which is granted to the Indenture Trustee hereunder on such date, on which the Indenture Trustee relies in accepting the Trust Estate. Such representations and warranties shall survive the grant of the Trust Estate to the Indenture Trustee pursuant to this Indenture:

                        (i) Financed Eligible Loans. Each Financed Eligible Loan
                acquired by the Issuer shall constitute an Eligible Loan and contain the characteristics found in a Student Loan Purchase Agreement.

                        (ii) Schedule of Financed Eligible Loans. The
                information set forth in each schedule of Financed Eligible Loans to the Student Loan Purchase Agreements is true and correct in all material respects as of the opening of business on the Closing Date.

                        (iii) Grant. It is the intention of the Issuer that the
                transfer herein contemplated constitutes a grant of the Financed Eligible Loans to the Indenture Trustee.

                        (iv) All Filings Made. All filings (including, without
                limitation, UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected ownership and security interest in the Trust Estate, including the Financed Eligible Loans, have been made no later than the Closing Date and copies of the file-stamped financing statements shall be delivered to the Indenture Trustee within five Business Days of receipt by the Issuer or its agent from the appropriate secretary of state. The Issuer has not caused, suffered or permitted any lien, pledges, offsets, defenses, claims, counterclaims, charges or security interest with respect to the promissory notes relating to the Financed Eligible Loans (other than the security interest created in favor of the Indenture Trustee) to be created.

                        (v) Transfer Not Subject to Bulk Transfer Act. Each
                grant of the Financed Eligible Loans by the Issuer pursuant to this Indenture is not subject to the bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction.

                        (vi) No Transfer Taxes Due. Each grant of the Financed
                Eligible Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Seller to any federal, state or local government.

                        (vii) Not an Investment Company. The Issuer is not an
                "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                        (viii) Binding Obligations. This Indenture, the Notes
                and each Obligation constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general; and
                (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                        (ix) Valid Security Interest. This Indenture creates a
                valid and continuing security interest (as defined in the Uniform Commercial Code as in effect in the State of Nebraska) in the Financed Eligible Loans in favor of the Indenture Trustee, and is enforceable as such against any creditors of the Issuer.

        Section 4.14. Additional Covenants. So long as any of the Notes are
Outstanding:

                (a) The Issuer shall not engage in any business or activity other than in connection with the activities contemplated by its Articles of Incorporation.

                (b) The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity except as otherwise provided herein.

                (c) The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                (d) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

                (e) The Issuer shall act solely in its own name and through its duly Authorized Representative in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                (f) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the statutes) inside or outside the State at such place or places as may be designated from time to time by the board of trustees or in the bylaws of the Issuer.

                (g) All actions of the Issuer shall be taken by a duly Authorized Representative of the Issuer.

                (h) The Issuer shall not amend, alter, change or repeal any provision contained in this Section 4.14 without (i) the prior written consent of the Indenture Trustee and (ii) a Rating Confirmation (a copy of which shall be provided to the Indenture Trustee).

                (i) The Issuer shall not amend its Articles of Incorporation without first obtaining the prior written consent of each Rating Agency.

                (j) All audited financial statements of the Issuer that are consolidated with those of any affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer's assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer's assets.

                (k) The Issuer will strictly observe legal formalities in its dealings with the Seller, the Issuer's parent or any affiliate thereof, and funds or other assets of the Issuer will not be commingled with those of the Seller, the Issuer's parent or any other affiliate thereof. The Issuer shall not maintain joint bank accounts or other depository accounts to which the Seller, the Issuer's parent or any other affiliate has independent access. None of the Issuer's funds will at any time be pooled with any funds of the Seller, the Issuer's parent or any other affiliate.

                (l) The Issuer will maintain an arm's length relationship with the Seller (and any affiliate). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture. Except as contemplated in this Indenture, the Student Loan Purchase Agreements, the Administrative Services Agreement or the Servicing Agreement, the Issuer will not hold itself out to be responsible for the debts of the Seller, the parent or the decisions or actions respecting the daily business and affairs of the Seller or parent.

        Section 4.15. Providing of Notice. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture or the Student Loan Purchase Agreements, or of any failure on the part of the Seller to observe or perform in any material respect any covenant, representation or warranty of the Seller set forth in the Student Loan Purchase Agreements, shall promptly notify the Indenture Trustee, the Servicer and each Rating Agency of such failure.

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

        Section 4.16. Reports by Issuer. The Issuer will:

                (a) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act;

                (b) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports, if any, with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                (c) transmit by mail to the Registered Owners of Notes, within 30 days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer, if any, pursuant to clauses (a) and (b) of this Section 4.16 as may be required by rules and regulations prescribed from time to time by the Commission; and

                (d) the Indenture Trustee shall mail to each Registered Owner, within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, a brief report as of such December 31 that complies with TIA Section 313(a) if required by said section. The Indenture Trustee shall also comply with TIA Section 313(b). A copy of each such report, when and if required pursuant to TIA Section 313(a) or (b), shall, at the time of such transaction to Registered Owners, be filed by the Indenture Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Indenture Trustee of such listing.

        The Indenture Trustee may conclusively rely and accept such reports from the Issuer as fulfilling the requirements of this Section 4.16, with no further duty to know, determine or examine such reports or comply with the prescribed timing, rules and regulations of the Commission.

        Section 4.17. Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within 75 days after the end of each fiscal year, a brief certificate from an Authorized Officer including (i) a current list of the officers and directors of the Issuer and a list of Authorized Representatives, and (ii) a statement of the Issuer's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

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

        Section 4.18. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if:

                (a) default is made in the payment of any installment of interest, if any, on any Notes when such interest becomes due and payable and such default continues for a period of 5 days; or

                (b) default is made in the payment of the principal of (and premium, if any, on) any Notes at their Maturity,

then the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Registered Owners, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

        If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as Indenture Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

        If an Event of Default with respect to Notes occurs and is continuing, the Indenture Trustee may, after being indemnified to its satisfaction and in its discretion, proceed to protect and enforce its rights and the rights of the Registered Owners of Notes by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        Section 4.19. Representations of the Issuer Regarding the Indenture Trustee's Security Interest. The Issuer hereby represents and warrants for the benefit of the Indenture Trustee and the Noteholders as follows:

                (a) This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code in effect in the State of Nebraska) in the Financed Eligible Loans in favor of the Indenture Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from the Issuer.

                (b) The Act deems the Financed Eligible Loans to constitute accounts within the meaning of the applicable UCC as in effect in the State of Nebraska for the purposes of perfecting a security interest in the Financed Eligible Loans.

                (c) The Issuer (or the Eligible Lender Trustee on behalf of the Issuer) owns and has good and marketable title to the Financed Eligible Loans free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person.

                (d) The Issuer has caused or will have caused, within 10 days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Financed Eligible Loans granted to the Indenture Trustee hereunder.

                (e) All executed copies of each promissory note that constitute or evidence the Financed Eligible Loans have been delivered to either the Indenture Trustee or the Custodian.

                (f) The Issuer has received a written acknowledgment from each Custodian that such Custodian is holding the promissory notes that constitute or evidence the Financed Eligible Loans solely on behalf and for the benefit of the Indenture Trustee.

                (g) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Eligible Loans. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Financed Eligible Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

        Section 4.20. Covenants of the Issuer Regarding the Indenture Trustee's Security Interest. The Issuer hereby covenants for the benefit of the Indenture Trustee and the Noteholders as follows:

                (a) The representations and warranties set forth in Section 4.19 shall survive the termination of this Indenture.

                (b) The Indenture Trustee shall not waive any of the representations and warranties set forth in Section 4.19 above.

                (c) The Issuer shall take all steps necessary, and shall cause the Servicers to take all steps necessary and appropriate, to maintain the perfection and priority of the Indenture Trustee's security interest in the Financed Eligible Loans.

        Section 4.21. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, business and franchise tax purposes, the Notes (other than the Junior-Subordinate Notes) will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes (other than the Junior-Subordinate Notes) for federal, state and local income, business and franchise tax purposes as indebtedness of the Issuer.

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

        Section 4.22. Opinions as to Indenture Trust Estate.

                (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any Supplemental Indentures hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

                (b) On or before March 31, in each calendar year, beginning on March 31, 2004, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31, in the following calendar year.

                                    ARTICLE V

                                      FUNDS

        Section 5.01. Creation and Continuation of Funds and Accounts.

                (a) There are hereby created and established the following Funds to be held and maintained by the Indenture Trustee for the benefit of the Registered Owners:

                        (i) Acquisition/Redemption Fund;

                        (ii) Collection Fund; and

                        (iii) Reserve Fund.

                (b) The Operating Fund has previously been established by the Issuer, is hereby continued, does not constitute a Fund within the meaning of this Indenture, and is held by a depository bank of the Issuer for the benefit of the Issuer; and the Registered Owners shall have no right, title or interest therein.

        The Indenture Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Notes issued hereunder to create further Accounts or Subaccounts in any of the various Funds and Accounts established hereunder or in a Supplemental Indenture or as are otherwise deemed necessary or desirable.

        Section 5.02. Acquisition/Redemption Fund. There shall be deposited into the Acquisition/Redemption Fund amounts described in any Supplemental Indenture, any deposit of funds from the Issuer, moneys from proceeds of any Notes and moneys transferred thereto from the Collection Fund pursuant to Section 5.03 hereof. Financed Eligible Loans shall be held by the Indenture Trustee or its agent or bailee (including the Servicer) and shall be pledged to the Trust Estate and accounted for as a part of the Acquisition/Redemption Fund.

        Moneys on deposit in the Acquisition/Redemption Fund shall be used, upon Issuer Order, (i) solely to pay costs of issuance of the Notes, (ii) to redeem Notes in accordance with the provisions of any Supplemental Indenture, (iii) to make Principal Reduction Payments on any Principal Reduction Payment Date in accordance with the provisions of any Supplemental Indenture, and (iv) upon receipt by the Indenture Trustee of an Eligible Loan Acquisition Certificate in the form of Exhibit A hereto, to acquire Eligible Loans (including serial loans and Add-on Consolidation Loans) during any Acquisition Period at a price which would permit the results of cash flow analyses provided to each Rating Agency on any Closing Date to be sustained as certified to the Indenture Trustee on the Acquisition Certificate; provided that such price may be increased if Rating Confirmation is obtained, based on new cash flow analyses containing such assumptions as the Issuer shall reasonably determine. Any such Issuer Order or Eligible Loan Acquisition Certificate shall state that such proposed use of moneys in the Acquisition/Redemption Fund is in compliance with the provisions of this Indenture. If the Issuer determines that all or any portion of such moneys cannot be so used, then an Authorized Representative of the Issuer may, by Issuer Order, direct the Indenture Trustee to redeem Notes in accordance with any Supplemental Indenture.

        Notwithstanding the foregoing, if on any Note Payment Date there are not sufficient moneys on deposit in the Collection Fund to make the transfers required by Section 5.03(b)(i) through (vii) hereof, then, an amount equal to any such deficiency shall be transferred directly from any Account within the Acquisition/Redemption Fund.

        While the Issuer will be the beneficial owner of the Financed Eligible Loans and the Registered Owners will have a security interest therein, it is understood and agreed that the Eligible Lender Trustee will be the legal owner thereof and the Indenture Trustee will have a security interest in the Financed Eligible Loans for and on behalf of the Registered Owners. The notes representing the Financed Eligible Loans will be held in the name of the Eligible Lender Trustee for the account of the Issuer, for the benefit of the Noteholders.

        Financed Eligible Loans shall be sold, transferred or otherwise disposed of (other than for consolidation, serialization or transfer to a Guaranty Agency) by the Indenture Trustee free from the lien of this Indenture at any time pursuant to an Issuer Order (other than to the Seller from which the Issuer originally acquired the Financed Eligible Loans) and if the Indenture Trustee is provided with the following:

                (a) an Issuer Order stating the sale price and directing that Financed Eligible Loans be sold, transferred or otherwise disposed of and delivered to:

                        (i) if the Eligible Loan is originated under the Act and
                the Act requires any such Eligible Loan to be held only by an Eligible Lender, an Eligible Lender under the Act whose name shall be specified; or

                        (ii) the trustee under another indenture securing notes
                issued by the Issuer; and

                (b) an Issuer Order stating to the effect:

                        (i) that the disposition price is equal to or in excess
                of the purchase price paid by the Issuer for such Financed Eligible Loan (less principal amounts received with respect to such Financed Eligible Loan and amortized premiums plus a pro rata share of such Financed Eligible Loan's cost of issuance); or

                        (ii) if a Financed Eligible Loan is in default or
                otherwise deemed by the Issuer to not be performing in accordance with the expectations set forth in the closing cashflows, that the disposition price is lower than the purchase price paid by the Issuer for such Financed Eligible Loan (less principal amounts received with respect to such Financed Eligible Loan and amortized premiums plus a pro rata share of such Financed Eligible Loan's cost of issuance), and (A) the Issuer reasonably believes that the present value of the Revenues expected to be received (after giving effect to such disposition) would be at least equal to the Revenues expected to be received assuming no such sale, transfer or other disposition occurred, or (B) the Issuer shall remain able to pay debt service on the Notes and make payment on any other Obligations on a timely basis (after giving effect to such sale, transfer or other disposition) whereas it would not have been able to do so on a timely basis if it had not sold, transferred or disposed of such Financed Eligible Loan at such discounted amount, or (C) the Aggregate Market Value of the Trust Estate (after giving effect to such sale, transfer or other disposition) will be at least equal to 100% of the aggregate principal amount of the Obligations plus accrued interest.

        Further, Financed Eligible Loans shall also be sold, transferred or otherwise disposed of by the Indenture Trustee pursuant to an Issuer Order (other than to the Seller from which the Issuer originally acquired the Financed Eligible Loans) in which the Issuer chooses to exercise any right to optional purchase (as described in a Supplemental Indenture), or if the Issuer determines that such disposition of Financed Eligible Loans from the Trust Estate is necessary in order to avoid the occurrence of an Event of Default hereunder or to avoid any default in the payment obligations of the Issuer under any reimbursement agreement, in such amount and at such times and prices as may be specified in such Issuer Order. The Indenture Trustee, following receipt of the foregoing and of an Issuer Order indicating that such purchaser or transferee is one of the entities described in clause (a) above, if applicable, shall deliver such Financed Eligible Loans free from the lien of this Indenture upon the receipt of the purchase price or consideration specified in the Issuer Order, in compliance with the foregoing. The proceeds to be received upon any disposition may consist of cash, Investment Securities and/or Eligible Loans.

        Section 5.03. Collection Fund.

                (a) The Indenture Trustee shall deposit into the Collection Fund amounts described in any Supplemental Indenture, all Revenues derived from Financed Eligible Loans acquired by the Issuer, all other Revenue derived from moneys or assets on deposit in the Acquisition/Redemption Fund and the Reserve Fund, all Counterparty Payments and any other amounts deposited thereto upon receipt of an Issuer Order. All Recoveries of Principal constituting a portion of the Revenue deposited in the Collection Fund and so identified to the Indenture Trustee by the Issuer shall be transferred, on a monthly basis, to the Acquisition/Redemption Fund. Upon receipt of an Issuer Order, money in the Collection Fund shall be used, on any date, (i) to pay Program Expenses directly or (ii) upon receipt of an Issuer Order substantially in the form of Exhibit B hereto, directing the same, to make a transfer to the Operating Fund to pay Program Expenses, subject to Section 5.05 hereof. Upon receipt of an Issuer Order directing the same, moneys in the Collection Fund shall be used, on any date, to fund the acquisition of (i) Add-on Consolidation Loans during the related Add-on Period and
        (ii) Eligible Student Loans which constitute serial loans or Eligible Student Loans which have been cured by a Servicer pursuant to the terms of a Servicing Agreement, to the extent moneys are not otherwise available therefor in the Acquisition/Redemption Fund. The Issuer shall provide the Indenture Trustee with an Issuer Order with respect to all Issuer Derivative Payments and carry-over interest amounts, which Issuer Order the Indenture Trustee may conclusively rely on.

                (b) On each Note Payment Date and Derivative Payment Date, money remaining in the Collection Fund shall be used and transferred to other funds or Persons in the following order of precedence (any money not so transferred or paid to remain in the Collection Fund until subsequently applied pursuant to this Section 5.03(b)):

                        (i) on a parity basis, to pay interest due on any Senior
                Notes on such Note Payment Date and any Issuer Derivative Payment secured on a parity with the Senior Notes due on such Derivative Payment Date;

                        (ii) on a parity basis, to pay the principal of or
                premium, if any, on any Senior Notes due on such Note Payment Date (if such Note Payment Date is a Stated Maturity or mandatory sinking fund redemption date with respect to such Senior Notes);

                        (iii) on a parity basis, to pay interest due on any
                Subordinate Notes on such Note Payment Date and any Issuer Derivative Payment secured on a parity with the Subordinate Notes due on such Derivative Payment Date;

                        (iv) on a parity basis, to pay the principal of or
                premium, if any, on any Subordinate Notes due on such Note Payment Date (if such Note Payment Date is a Stated Maturity or mandatory sinking fund redemption date with respect to such Subordinate Notes);

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

                        (v) on a parity basis, to pay interest on
                Junior-Subordinate Notes on such Note Payment Date and to make any Issuer Derivative Payment secured on a parity with such Junior-Subordinate Notes due on such Derivative Payment Date;

                        (vi) on a parity basis, to pay the principal of or
                premium, if any, on any Junior-Subordinate Notes due on such Note Payment Date (if such Note Payment Date is a Stated Maturity or mandatory sinking fund redemption date with respect to such Junior-Subordinate Notes);

                        (vii) to the Reserve Fund the amount, if any, required
                by Section 5.04(d) hereof;

                        (viii) until such time as the Asset Release Test is met,
                as certified to the Indenture Trustee in an Issuer Order, to the Acquisition/Redemption Fund to be used for mandatory redemptions (if so described in a Supplemental Indenture);

                        (ix) upon receipt of an Issuer Order, to pay interest
                accrued on the interest carryover amounts of the Senior Notes, the interest carryover amounts of the Senior Notes, to pay interest accrued on the interest carryover amounts of the Subordinate Notes, the interest carryover amounts of the Subordinate Notes, to pay interest accrued on the interest carryover amounts of the Junior-Subordinate Notes, the interest carryover amounts of the Junior-Subordinate, in that order of priority provided, however, on any Payment Date, any such amount shall be allocated first to any Notes being redeemed on such Payment Date;

                        (x) upon receipt of an Issuer Order, to pay unpaid
                Termination Payments due on a Derivative Payment Date and any other unpaid Issuer Derivative Payment in the following order of priority: first, to a Counterparty who has provided a Derivative Product secured on a parity with the Senior Notes; second, to a Counterparty who has provided a Derivative Product secured on a parity with the Subordinate Notes; third, to a Counterparty who has provided a Derivative Product secured on a parity with the Junior-Subordinate Notes;

                        (xi) subsequent to such time as the Asset Release Test
                is met, at the option of the Issuer and upon Issuer Order, to the Acquisition/Redemption Fund to be used for optional redemptions (if so described in a Supplemental Indenture); and

                        (xii) to the extent the Indenture permits payments to
                the Issuer free from the lien of the Indenture pursuant to
                Section 5.06 hereof, at the option of the Issuer and upon Issuer Order to exercise such option, the remaining money in the Collection Fund on such payment date may be paid to the Issuer.

        Section 5.04. Reserve Fund.

                (a) The Indenture Trustee shall deposit to the Reserve Fund the amount, if any, specified in each Supplemental Indenture. On each Note Payment Date, to the extent there are insufficient moneys in the

        Collection Fund to make the transfers required by Sections 5.03(b)(i) through (vi) hereof (subject to the provisions of Sections 5.04(b) and (e) below), then, the amount of such deficiency shall be paid directly from the Reserve Fund if such deficiency has not been paid from the Acquisition/Redemption Fund.

                (b) Money in the Reserve Fund may be used to pay principal on the Notes only on the date of their Stated Maturity or mandatory sinking fund redemption date.

                (c) An amount specified in a Supplemental Indenture may be withdrawn from the Reserve Fund, free from the lien of the Indenture on the dates described therein.

                (d) If the Reserve Fund is used for the purposes described in
        Section 5.04(a)-(c) hereof, the Indenture Trustee shall restore the Reserve Fund to the Reserve Fund Requirement with respect thereto by transfers from the Collection Fund on the next Note Payment Date pursuant to Section 5.03(b)(vii) hereof or from the Acquisition/Redemption Fund pursuant to Section 5.02 hereof. If the full amount required to restore the Reserve Fund to the applicable Reserve Fund Requirement is not available in the Collection Fund on such next succeeding Note Payment Date, the Indenture Trustee shall continue to transfer funds from the Collection Fund as they become available and in accordance with Section 5.03(b)(vii) hereof until the deficiency in the Reserve Fund has been eliminated.

                (e) On any day that the amount in the Reserve Fund exceeds the Reserve Fund Requirement with respect thereto, the Indenture Trustee, at the direction of the Issuer and subject to meeting the Asset Release Test, shall transfer the excess to the Issuer. Moneys in the Reserve Fund shall not be used to pay principal on the Notes, other than on a Stated Maturity, mandatory sinking fund redemption date or in connection with the defeasance of this Indenture in accordance with Article X hereof.

                (f) On the date of redemption of all of the Notes, the Indenture Trustee shall transfer all amounts in the Reserve Fund to the Collection Fund.

                (g) The Issuer may substitute for some or all of the cash deposit required to be maintained in the Reserve Fund for a Reserve Fund Surety Bond upon receipt of a Rating Confirmation with respect to such substitution. Any such Reserve Fund Surety Bond shall be delivered to the Indenture Trustee who shall draw upon the Reserve Fund Surety Bond in accordance with its terms and in the manner provided in a Supplemental Indenture. Notwithstanding any of the foregoing, amounts available under any Reserve Fund Surety Bond shall not be used to make any payments with respect to any Derivative Product.

        Section 5.05. Operating Fund. The Indenture Trustee shall deposit to the Operating Fund the amount, if any, specified in each Supplemental Indenture. The Operating Fund is a special fund created with a depository bank of the Issuer and shall be used to pay Program Expenses. The Operating Fund shall be held by such depository bank of the Issuer, and no Registered Owner shall have any right, title or interest in the Operating Fund. Amounts deposited in the Operating Fund shall be used to pay Program Expenses.

        The amount deposited in the Operating Fund by transfer from the Collection Fund and, if necessary, from the Acquisition/Redemption Fund, and the schedule of deposits shall be determined by the Issuer. Such Issuer Order shall certify that the amount so transferred in any one Fiscal Year shall not exceed the amount budgeted by the Issuer as Program Expenses for such Fiscal Year with respect to the Notes and as may be limited by a Supplemental Indenture, and does not exceed the amount designated therefor in the cash flows provided to each Rating Agency on each Closing Date, unless the Issuer, after furnishing each Rating Agency with revised cash flows, shall have received a Rating Confirmation. The Issuer shall provide the Indenture Trustee with an Issuer Order and a copy of any Rating Confirmation at least two Business Days prior to the day on which the amount is to be transferred.

        At any time in order to meet expenses which have been incorporated in an amended budget, the Issuer may requisition from the Indenture Trustee the amount which it is anticipated will be required to pay the Program Expenses not in excess of the amount budgeted with respect to the Notes for the period to the next deposit into the Operating Fund. The requisition, in the form of an Issuer Order, shall include a statement that the amount requisitioned, when combined with the amount requisitioned previously in the Fiscal Year, does not exceed the amount currently budgeted for that year as Program Expenses or as may be further limited by a Supplemental Indenture.

        Upon the receipt of such requisition, the Indenture Trustee shall withdraw the amount requisitioned from the Collection Fund, and if necessary, from the Acquisition/Redemption Fund (or so much thereof as is then on deposit in such Funds) and transfer the same into the Operating Fund. The Issuer may request that the Indenture Trustee pay the requisitioned amount in installments as specified by the Issuer. In the event there is not sufficient money on hand in the Collection Fund and the Acquisition/Redemption Fund to transfer the full amount requisitioned, the Indenture Trustee shall notify the Issuer and the Issuer shall then determine the amount to be transferred.

        Section 5.06. Transfers to Issuer. Transfers from the Collection Fund to the Issuer may be made in accordance with Section 5.03(b)(xi); provided, however, that no transfer of assets to the Issuer (other than pursuant to the Operating Fund as otherwise permitted in Section 5.05 hereof) shall be made if there is not on deposit in the Reserve Fund an amount equal to at least the Reserve Fund Requirement; and further provided, that no transfer shall be made to the Issuer unless the Issuer certifies that immediately after taking into account any such transfer, the Aggregate Market Value of the assets in the Trust Estate will be equal to or greater than 103% of the unpaid principal amount of the Senior Notes Outstanding and Subordinate Notes Outstanding (the "Asset Release Test"). The Asset Release Test may be modified at any time upon receipt by the Trustee of a Rating Confirmation.

        Section 5.07. Investment of Funds Held by Indenture Trustee. The Indenture Trustee shall invest money held for the credit of any Fund or Account or Subaccount held by the Indenture Trustee hereunder as directed in writing (or orally, confirmed in writing) by an Authorized Representative of the Issuer, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemed at the option of the holder prior to the respective dates when the money held for the credit of such Fund or Account will be required for the purposes intended. In the absence of any such direction and to the extent practicable, the Indenture Trustee shall invest amounts held hereunder in those Investment Securities described in clause (d) of the definition of the Investment Securities. Subject to the provisions of Section 5.04(e), all income and earning on such investments shall be transferred monthly to the Collection Fund. The Indenture Trustee and the Issuer hereby agree that unless an Event of Default shall have occurred hereunder, the Issuer acting by and through an Authorized Representative shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Indenture Trustee with respect to any discretionary acts required or permitted of the Indenture Trustee under any Investment Securities and the Indenture Trustee shall not take such discretionary acts without such written direction.

        The Investment Securities purchased shall be held by the Indenture Trustee and shall be deemed at all times to be part of such Fund or Account or Subaccounts or combination thereof, and the Indenture Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing from an Authorized Representative of the Issuer, the Indenture Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund. The Indenture Trustee shall advise the Issuer in writing, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Issuer), of all investments held for the credit of each Fund in its custody under the provisions of this Indenture as of the end of the preceding month and the value thereof, and shall list any investments which were sold.

        Money in any Fund constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Investment Securities purchased. The Indenture Trustee and its affiliates may act as principal or agent in the acquisition or disposition of any Investment Securities.

        Notwithstanding the foregoing, the Indenture Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all Funds held by it, fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner.

        The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

        Section 5.08. Investment Securities. Any investment of funds in Investment Securities shall be held by a financial institution in accordance with the following requirements:

                (a) all Investment Securities shall be held in an account with such financial institution in the name of the Indenture Trustee;

                (b) all Investment Securities held in such account shall be delivered to the Indenture Trustee in the following manner:

                        (i) with respect to bankers' acceptances, commercial
                paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC (other than certificated securities) and are susceptible of physical delivery, transferred to the Indenture Trustee by physical delivery to the Indenture Trustee, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or endorsed in blank; or such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Investment Securities to the Indenture Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                        (ii) with respect to a "certificated security" (as
                defined in Section 8-102(a)(4) of the UCC), transferred:

                                (A) by physical delivery of such certificated
                        security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank;

                                (B) by physical delivery of such certificated
                        security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Indenture Trustee if the certificated security has been specially endorsed to the Indenture Trustee by an effective endorsement;

                        (iii) with respect to any security issued by the U.S.
                Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book entry registration of such property to an appropriate book entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book entry registration to the Indenture Trustee of the purchase by the securities intermediary on behalf of the Indenture Trustee of such book entry security; the making by such securities intermediary of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book entry regulations as belonging to the Indenture Trustee and indicating that such securities intermediary holds such book entry security solely as agent for the Indenture Trustee; or such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Investment Securities to the Indenture Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                        (iv) with respect to any "uncertificated security" (as
                defined in Section 8-102(a)(18) of the UCC) that is not governed by clause (iii) above, transferred:

                                (A) (1) by registration to the Indenture Trustee
                        as the registered owner thereof, on the books and records of the issuer thereof; or

                                        (2) by registration to another Person
                                (not a securities intermediary) that either becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee or, having become the registered owner, acknowledges that it holds for the Indenture Trustee; or

                                (B) by the issuer thereof having agreed that it
                        will comply with instructions originated by the Indenture Trustee without further consent of the registered owner thereof;

                        (v) with respect to any "security entitlement" (as
                defined in Section 8-102(a)(17) of the UCC):

                                (A) if a securities intermediary

                                        (1) indicates by book entry that a
                                "financial asset" (as defined in Section
                                8-102(a)(9) of the UCC) has been credited to the Indenture Trustee's "securities account" (as defined in Section 8-501(a) of the UCC);

                                        (2) receives a financial asset (as so
                                defined) from the Indenture Trustee or acquires a financial asset for the Indenture Trustee, and, in either case, accepts it for credit to the Indenture Trustee's securities account (as so defined);

                                        (3) becomes obligated under other law,
                                regulation or rule to credit a financial asset to the Indenture Trustee's securities account; or

                                        (4) has agreed that it will comply with
                                "entitlement orders" (as defined in Section
                                8-102(a)(8) of the UCC) originated by the Indenture Trustee, without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC); and

                                (B) such financial asset either is such
                        Investment Security or a security entitlement evidencing a claim thereto; and

                        (vi) in each case of delivery contemplated pursuant to
                clauses (i) through (v) above, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Investment Security is held in trust pursuant to and as provided in this Indenture.

        Any cash held by the Indenture Trustee shall be considered a "financial asset" for purposes of this paragraph. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this paragraph.

        The Indenture Trustee agrees that it has no security interest or other adverse claim to the Funds and Accounts or the Investment Securities therein that are part of the Trust Estate other than pursuant to this Indenture and that it will not enter into any agreement that would give any Person or entity other than the Indenture Trustee the right to give entitlement orders with respect to such Investment Securities or the Funds and Accounts.

        Section 5.09. Release; Sale of Financed Eligible Loans.

                (a) The Indenture Trustee shall, upon Issuer Order and subject to the provisions of this Indenture, take all actions reasonably necessary to effect the release of any Financed Eligible Loans from the lien of this Indenture to the extent required by the Act or other applicable laws.

                (b) Subject to the payment of its fees and expenses pursuant to Sections 7.05 and 7.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article V shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                (c) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Sections 7.05 and 7.07 and all amounts payable to any Servicer, the Administrator, the Auction Agents, the Broker-Dealers, and the Counterparties have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Funds and Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this
        Section 5.06(c) only upon receipt of an Issuer Order and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1).

                (d) Subject to the provisions of this Indenture, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Order, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

        Section 6.01. Events of Default Defined. For the purpose of this Indenture, the following events are hereby defined as, and are declared to be, "Events of Default":

                (a) default in the due and punctual payment of the interest on any of the Senior Notes when due and payable, and such default shall continue for a period of five (5) days;

                (b) default in the due and punctual payment of the principal on any of the Senior Notes when due and payable or failure to make any payment due under any other Senior Obligations hereunder when due (other than the failure to make Principal Reduction Payments);

                (c) if no Senior Obligations are Outstanding hereunder, default in the due and punctual payment of the interest on any of the Subordinate Notes when due and payable, and such default shall continue for a period of five (5) days;

                (d) if no Senior Obligations are Outstanding hereunder, default in the due and punctual payment of the principal on any of the Subordinate Notes when due and payable or failure to make any payment due under any other Subordinate Obligations when due (other than the failure to make Principal Reduction Payments);

                (e) if no Senior Obligations or Subordinate Obligations are Outstanding hereunder, default in the due and punctual payment of the interest on any of the Junior-Subordinate Notes when due and payable, and such default shall continue for a period of five (5) days;

                (f) if no Senior Obligations or Subordinate Obligations are Outstanding hereunder, default in the due and punctual payment of the principal on any of the Junior Subordinate Notes when due and payable or failure to make any payment due under any other Junior-Subordinate Obligations when due (other than the failure to make Principal Reduction Payments);

                (g) default in the performance or observance of any other of the covenants, agreements, or conditions on the part of the Issuer to be kept, observed, and performed contained in this Indenture or in the Notes, and continuation of such default for a period of 90 days after written notice thereof by the Indenture Trustee to the Issuer; and

                (h) the occurrence of an Event of Bankruptcy with respect to the Issuer.

Failure to pay interest carryover amounts or interest on interest carryover amounts shall not constitute an Event of Default.

        Any notice herein provided to be given to the Issuer with respect to any default shall be deemed sufficiently given if sent by certified mail with postage prepaid to the Person to be notified, addressed to such Person at the post office address as shown in Section 9.01 of this Indenture or such other address as may hereafter be given as the principal office of the Issuer in writing to the Indenture Trustee by an Authorized Representative of the Issuer. The Indenture Trustee shall give such notice if requested to do so in writing by the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations at the time Outstanding ("Registered Owner Approval").

        Section 6.02. Remedy on Default; Possession of Trust Estate. Subject to
Section 6.09 hereof, upon the happening and continuance of any Event of Default, the Indenture Trustee personally or by its attorneys or agents may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants, and employees wholly therefrom, and have, hold, use, operate, manage and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then existing Trust Estate for that purpose, and collect and receive all charges, income and Revenue of the same and of every part thereof, and after deducting therefrom all fees and expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the Indenture Trustee shall apply the rest of the money received by the Indenture Trustee as follows: first, to the payment of the interest in default on the Senior Notes and all Issuer Derivative Payments (excluding all Termination Payments other than Priority Termination Payments) secured on a parity with the Senior Notes then due, in the order of the maturity of the installments thereof, with interest on overdue installments thereof at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default and such Issuer Derivative Payments (excluding all Termination Payments other than Priority Termination Payments) as provided in the ISDA Master Agreement then due, as the case may be, second, to the payment of the principal of all Senior Notes then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, third, to the payment of the interest in default on the Subordinate Notes and all Issuer Derivative Payments (excluding all Termination Payments other than Priority Termination Payments) secured on a parity with the Subordinate Notes then due, in the order of the maturity of the installments thereof with interest on overdue installments thereof at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default and such Issuer Derivative Payments (excluding all Termination Payments other than Priority Termination Payments) as provided in the ISDA Master Agreement then due, as the case may be, fourth, to the payment of the principal of all Subordinate Notes then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, fifth, to the payment of the interest in default on the Junior-Subordinate Notes and all Issuer Derivative Payments (excluding all Termination Payments other than Priority Termination Payments) secured on a parity with such Junior-Subordinate Notes then due, in the order of the maturity of the installments thereof, with interest on overdue installments thereof at the same rates, respectively, as were borne by the Junior-Subordinate Notes on which such interest shall be in default and such Issuer Derivative Payments (excluding all Termination Payments other than Priority Termination Payments) as provided in the ISDA Master Agreement then due, as the case may be, sixth, to the payment of the principal of all Junior-Subordinate Notes then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, seventh, to pay interest accrued on the carryover amounts of the Senior notes, the carryover amounts of the Senior Notes, to pay interest accrued on the carryover amounts of the Subordinate Notes, the carryover amounts of the Subordinate Notes, to pay interest accrued on the carryover amounts of the Junior-Subordinate Notes, the carryover amounts of the Junior-Subordinate Notes, in that order of priority, eighth, to pay unpaid Termination Payments due as a result of a Counterparty default under a Derivative Product secured on a parity with the Senior Notes, ninth, to pay unpaid Termination Payments due as a result of a Counterparty default under a Derivative Product secured on a parity with the Subordinate Notes, and tenth to pay unpaid Termination Payments due as a result of a Counterparty default under a Derivative Product secured on a parity with the Junior-Subordinate Notes.

        Section 6.03. Remedies on Default; Advice of Counsel. Upon the happening of any Event of Default, the Indenture Trustee may proceed to protect and enforce the rights of the Indenture Trustee and the Registered Owners in such manner as counsel for the Indenture Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

        Section 6.04. Remedies on Default; Sale of Trust Estate. Upon the happening of any Event of Default and if the principal of all of the Outstanding Obligations shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Indenture Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Indenture Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Indenture Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Indenture Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Indenture Trustee, proper for the purpose which may be designated in such request. In addition, the Indenture Trustee may proceed to protect and enforce the rights of the Indenture Trustee and the Registered Owners of the Obligations in such manner as counsel for the Indenture Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Indenture Trustee shall take any such action or actions if requested to do so in writing by the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations at the time Outstanding.

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        Section 6.05. Appointment of Receiver. In case an Event of Default occurs, and if all of the Outstanding Obligations shall have been declared due and payable and in case any judicial proceedings are commenced to enforce any right of the Indenture Trustee or of the Registered Owners under this Indenture or otherwise, then as a matter of right, the Indenture Trustee shall be entitled to the appointment of a receiver of the Trust Estate and of the earnings, income or Revenue, rents, issues and profits thereof with such powers as the court making such appointments may confer.

        Section 6.06. Restoration of Position. In case the Indenture Trustee shall have proceeded to enforce any rights under this Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Indenture Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer, the Indenture Trustee and the Registered Owners shall be restored to their former respective positions and the rights hereunder in respect to the Trust Estate, and all rights, remedies, and powers of the Indenture Trustee and of the Registered Owners shall continue as though no such proceeding had been taken.

        Section 6.07. Purchase of Properties by Indenture Trustee or Registered Owners. In case of any such sale of the Trust Estate, any Registered Owner or Registered Owners or committee of Registered Owners or the Indenture Trustee, may bid for and purchase such property and upon compliance with the terms of sale may hold, retain possession, and dispose of such property as the absolute right of the purchaser or purchasers without further accountability and shall be entitled, for the purpose of making any settlement or payment for the property purchased, to use and apply any Obligations hereby secured and any interest thereon due and unpaid, by presenting such Obligations in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale, and thereupon such purchaser or purchasers shall be credited on account of such purchase price payable to him or them with the sum apportionable and applicable out of such net proceeds to the payment of or as a credit on the Obligations so presented.

        Section 6.08. Application of Sale Proceeds. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Indenture Trustee and not otherwise appropriated, shall be applied by the Indenture Trustee as set forth in Section 6.02 hereof, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

        Section 6.09. Accelerated Maturity. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may declare, or upon the written direction by the Registered Owners of at least 66% of the principal amount of the Highest Priority Obligations then Outstanding, shall declare, the principal of all Obligations then Outstanding, and the interest thereon, if not previously due, immediately due and payable, anything in the Obligations or this Indenture to the contrary notwithstanding; provided, however, that for a declaration of acceleration upon a default pursuant to Section 6.01(g) hereof shall require the consent of a majority of the Registered Owners of the principal amount of the Highest Priority Obligations then Outstanding.

        Section 6.10. Remedies Not Exclusive. The remedies herein conferred upon or reserved to the Indenture Trustee or the Registered Owners of Obligations are not intended to be exclusive of any other remedy, but each remedy herein


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provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Indenture Trustee or to the Registered Owners of Obligations, or any supplement hereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Indenture Trustee or of any Registered Owner of Obligations to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

        Section 6.11. Direction of Indenture Trustee. Upon the happening of any Event of Default, the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding, shall have the right by an instrument or instruments in writing delivered to the Indenture Trustee to direct and control the Indenture Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Registered Owners shall not be entitled to cause the Indenture Trustee to take any proceedings which in the Indenture Trustee's opinion would be unjustly prejudicial to non-assenting Registered Owners of Obligations, but the Indenture Trustee shall be entitled to assume that the action requested by the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding will not be prejudicial to any non-assenting Registered Owners unless the Registered Owners of at least a majority of the principal amount of the non-assenting Registered Owners of such Obligations, in writing, show the Indenture Trustee how they will be prejudiced. Anything in this Indenture to the contrary notwithstanding, the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding together with the Registered Owners of a majority of the collective aggregate principal amount of all other Obligations then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Indenture Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture. The provisions of this Section 6.11 shall be expressly subject to the provisions of Sections 7.01(c) and 7.05 hereof.

        Section 6.12. Right to Enforce in Indenture Trustee. No Registered Owner of any Obligation shall have any right as such Registered Owner to institute any suit, action, or proceedings for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Indenture Trustee, unless and until the Indenture Trustee fails to institute an action or suit after (a) the Registered Owners of at least 25% of the Notes shall have previously given to the Indenture Trustee written notice of a default hereunder, and of the continuance thereof;
(b) the Registered Owners of at least 25% of the Notes shall have made written request upon the Indenture Trustee and the Indenture Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in


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

its own name; and (c) the Indenture Trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred therein or thereby, which offer of indemnity shall be an express condition precedent hereunder to any obligation of the Indenture Trustee to take any such action hereunder, and the Indenture Trustee for 30 days after receipt of such notification, request, and offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more Registered Owners of the Obligations shall have the right in any manner whatever by his or their action to affect, disturb, or prejudice the lien of this Indenture or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations then Outstanding.

        The Indenture Trustee, solely in its capacity as trustee hereunder, and the Registered Owners covenant that they will not at any time institute against the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        Section 6.13. Physical Possession of Obligations not Required. In any suit or action by the Indenture Trustee arising under this Indenture or on all or any of the Obligations issued hereunder, or any supplement hereto, the Indenture Trustee shall not be required to produce such Obligations, but shall be entitled in all things to maintain such suit or action without their production.

        Section 6.14. Waivers of Events of Default. The Indenture Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of Obligations, and shall do so upon the written request of the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of or premium on any Outstanding Obligations at the date of maturity or redemption thereof, or any default in the payment when due of the interest on any such Obligations, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and premium, if any, and all fees, expenses of the Indenture Trustee, in connection with such default shall have been paid or provided for or (b) any default in the payment of amounts set forth in Section 7.05 hereof. In case of any such waiver or rescission, or in case any proceedings taken by the Indenture Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Indenture Trustee, then and in every such case the Issuer, the Indenture Trustee and the Registered Owners of Obligations shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon.

                                   ARTICLE VII

                                   THE TRUSTEE

        Section 7.01. Acceptance of Trust. The Indenture Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

                (a) Except during the continuance of an Event of Default,

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

                        (i) the Indenture Trustee undertakes to perform such
                duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                        (ii) in the absence of bad faith on its part, the
                Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Indenture and whether or not they contain the statements required under this Indenture.

                (b) In case an Event of Default has occurred and is continuing, the Indenture Trustee, in exercising the rights and powers vested in it by this Indenture, shall use the same degree of care and skill in their exercise as a prudent corporate indenture trustee would exercise or use under the circumstances.

                (c) Before taking any action hereunder requested by Registered Owners, the Indenture Trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the Registered Owners, as applicable, for the reimbursement of all expenses to which it may be put and to protect it against all liability.

        Section 7.02. Recitals of Others. The recitals, statements, and representations set forth herein and in the Notes shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of the Notes issued hereunder, and the Indenture Trustee shall incur no responsibility in respect of such matters.

        Section 7.03. As to Filing of Indenture. The Indenture Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, this Indenture or any instrument supplemental hereto, (b) or to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder or thereunder, (d) or to do any act which may be suitable to be done for the better maintenance of the lien or security hereof, or (e) for giving notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to Revenue and Funds intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Indenture Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Indenture Trustee be under any duty in respect of any tax which may be assessed against it or the Registered Owners in respect of such property or pledged Revenue and Funds.

        Section 7.04. Indenture Trustee May Act Through Agents. The Indenture Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents, or employees,


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

and it shall not be answerable or accountable for any default, neglect, or misconduct of any such attorneys, agents, or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by the Indenture Trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts hereof shall be paid by the Issuer.

        Section 7.05. Indemnification of Indenture Trustee. Other than with respect to its duties to make payment on the Obligations when due, and its duty to pursue the remedy of acceleration as provided in Section 6.02 hereof, for each of which no additional security or indemnity may be required, the Indenture Trustee shall be under no obligation or duty to perform any act at the request of Registered Owners or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in Section 7.01(c) hereof. The Indenture Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer or the Board hereunder and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in Sections 6.01(a)-(g) hereof) unless and until it shall have been specifically notified in writing at the address in Section 9.01 hereof of such default or Event of Default by (a) the Registered Owners of the required percentages in principal amount of the Obligations then Outstanding hereinabove specified or (b) an Authorized Representative of the Issuer. However, the Indenture Trustee may begin suit, or appear in and defend suit, execute any of the trusts hereby created, enforce any of its rights or powers hereunder, or do anything else in its judgment proper to be done by it as Indenture Trustee, without assurance of reimbursement or indemnity, and in such case the Indenture Trustee shall be reimbursed or indemnified by the Registered Owners requesting such action, if any, or the Issuer in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys' fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the Indenture Trustee. In furtherance and not in limitation of this Section 7.05, the Indenture Trustee shall not be liable for, and shall be held harmless by the Issuer from, following any Orders, instructions or other directions upon which the Indenture Trustee is authorized to rely pursuant to this Indenture or any other agreement to which it is a party. If the Issuer or the Registered Owners, as appropriate, shall fail to make such reimbursement or indemnification, the Indenture Trustee may reimburse itself from any money in its possession under the provisions of this Indenture, subject only to the prior lien of the Notes for the payment of the principal thereof, premium, if any, and interest thereon from the Collection Fund. None of the provisions contained in this Indenture or any other Agreement to which it is a party shall require the Indenture Trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Registered Owners shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        The Issuer agrees to indemnify the Indenture Trustee for, and to hold it harmless against, any loss, liability or expenses incurred by the Indenture Trustee on, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder arising


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

from the Trust Estate, unless such losses, liabilities and expenses are adjudicated to have resulted from the negligence or willful misconduct of the Indenture Trustee. The Issuer agrees to indemnify and hold harmless the Indenture Trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the Notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

        Section 7.06. Indenture Trustee's Right to Reliance. The Indenture Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, report or document of the Issuer or the Servicer or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Indenture Trustee may consult with experts and with counsel (who may but need not be counsel for the Issuer, the Indenture Trustee, or for a Registered Owner or who may be Note Counsel), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

        Whenever in the administration hereof the Indenture Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Authorized Representative of the Issuer or an authorized officer of the Servicer.

        The Indenture Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Indenture Trustee shall be liable for its negligence or willful misconduct in taking such action.

        The Indenture Trustee is authorized, under this Indenture, subject to
Section 5.02 hereof, to sell, assign, transfer or convey Financed Eligible Loans in accordance with an Issuer Order. If such Financed Eligible Loan was originated under the Act, such Issuer Order shall certify that the Person to whom such Financed Eligible Loan is sold, assigned, transferred, or conveyed is an Eligible Lender unless not required by the Act. The Indenture Trustee is further authorized to enter into agreements with other Persons, in its capacity as Indenture Trustee, in order to carry out or implement the terms and provisions of this Indenture.

        The Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Indenture or any other transaction document or at the direction of the Registered Owners evidencing the appropriate percentage of the aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture or any other transaction document.

        Section 7.07. Compensation of Indenture Trustee. Except as otherwise expressly provided herein, all advances, counsel fees (including without limitation allocated fees of in-house counsel) and other expenses reasonably made or incurred by the Indenture Trustee in and about the execution and administration of the trust hereby created and reasonable compensation to the Indenture Trustee for its services in the premises shall be paid by the Issuer. The compensation of the Indenture Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust. If not paid by the Issuer, the Indenture Trustee shall have a lien against all money held pursuant to this Indenture, subject only to the prior lien of the Obligations against the money and investments in the Collection Fund for the payment of the principal thereof, premium, if any, and interest thereon, for such reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Indenture Trustee hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Indenture Trustee).

        Section 7.08. Indenture Trustee May Own Notes. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Indenture Trustee hereunder, or any successor Indenture Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, with the same rights it would have if it were not the Indenture Trustee. The Indenture Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Registered Owners or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Indenture, whether or not any such committee shall represent the Registered Owners of more than 60% of the collective aggregate principal amount of the Outstanding Obligations.

        Section 7.09. Resignation of Indenture Trustee. The Indenture Trustee and any successor to the Indenture Trustee may resign and be discharged from the trust created by this Indenture by giving to the Issuer notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Indenture Trustee shall have been appointed pursuant to Section 7.11 hereof (and is qualified to be the Indenture Trustee under the requirements of Section 7.11 hereof). If no successor Indenture Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, whichever period is the longer, the Indenture Trustee may (a) appoint a temporary successor Indenture Trustee having the qualifications provided in Section 7.11 hereof or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 7.11 hereof, within three days of the receipt of citation or notice by the court, or (ii) appoint a Indenture Trustee having the qualifications provided in Section 7.11 hereof. In no event may the resignation of the Indenture Trustee be effective until a qualified successor Indenture Trustee shall have been selected and appointed. In the event a temporary successor Indenture Trustee is appointed pursuant to (a) above, the Board may remove such temporary successor Indenture Trustee and appoint a successor thereto pursuant to Section 7.11 hereof.

        Section 7.10. Removal of Indenture Trustee. The Indenture Trustee or any successor Indenture Trustee may be removed (a) at any time by the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, (b) by the Issuer for cause or upon the sale or other disposition of the Indenture Trustee or its corporate trust functions or (c) by the Issuer without cause so long as no Event of Default as described in Sections 6.01(a), (b), (c), (d), (e), (f) or (h) exists or has existed within the last 30 days, upon payment to the Indenture Trustee so removed of all money then due to it hereunder and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. One copy of any such order of removal shall be filed with the President of the Issuer and the other with the Indenture Trustee so removed.

        In the event a Indenture Trustee (or successor Indenture Trustee) is removed, by any person or for any reason permitted hereunder, such removal shall not become effective until (a) in the case of removal by the Registered Owners, such Registered Owners by instrument or concurrent instruments in writing (signed and acknowledged by such Registered Owners or their attorneys-in-fact) filed with the Indenture Trustee removed have appointed a successor Indenture Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Indenture Trustee has accepted appointment as such.

        Section 7.11. Successor Indenture Trustee. In case at any time the Indenture Trustee or any successor Indenture Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Indenture Trustee or of any successor Indenture Trustee or of its officers shall be taken over by any public officer or officers, a successor Indenture Trustee may be appointed by the Board by an instrument in writing duly authorized by resolution. In the case of any such appointment by the Board of a successor to the Indenture Trustee, the Board shall forthwith cause notice thereof to be mailed to the Registered Owners of the Notes at the address of each Registered Owner appearing on the note registration books maintained by the Indenture Trustee.

        Every successor Indenture Trustee appointed by the Registered Owners, by a court of competent jurisdiction, or by the Board shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender so long as such designation is necessary to maintain guarantees and federal benefits under the Act with respect to the Financed Eligible Loans originated under the Act.

        Section 7.12. Manner of Vesting Title in Indenture Trustee. Any successor Indenture Trustee appointed hereunder shall execute, acknowledge, and deliver to its predecessor Indenture Trustee, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Indenture Trustee, without any further act, deed, or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties, and obligations of its predecessors in trust hereunder (except that the predecessor Indenture Trustee shall continue to have the benefits to indemnification hereunder together with the successor Indenture Trustee), with like effect as if originally named as Indenture Trustee herein; but the Indenture Trustee ceasing to act shall nevertheless, on the written request of an Authorized Representative of the Issuer, or an authorized officer of the successor Indenture Trustee, execute, acknowledge, and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Indenture Trustee all the right, title, and interest of the Indenture Trustee which it succeeds, in and to pledged Revenue and Funds and such rights, powers, trusts, duties, and obligations, and the Indenture Trustee ceasing to act also, upon like request, pay over, assign, and deliver to the successor Indenture Trustee any money or other property or rights subject to the lien of this Indenture, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Indenture Trustee for more fully and certainly vesting in and confirming to such new Indenture Trustee such estate, properties, rights, powers, and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

        In case any of the Notes to be issued hereunder shall have been authenticated but not delivered, any successor Indenture Trustee may adopt the certificate of authentication of the Indenture Trustee or of any successor to the Indenture Trustee; and in case any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Notes or in this Indenture.

        Section 7.13. Additional Covenants by the Indenture Trustee to Conform to the Act. The Indenture Trustee covenants that it will at all times be an Eligible Lender under the Act so long as such designation is necessary, as determined by the Issuer, to maintain the guarantees and federal benefits under the Act with respect to the Financed Eligible Loans, that it will acquire Eligible Loans originated under the Act in its capacity as an Eligible Lender and that it will not dispose of or deliver any Financed Eligible Loans originated under the Act or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of such Financed Eligible Loans; provided, however, that nothing above shall prevent the Indenture Trustee from delivering the Eligible Loans to the Servicer or the Guaranty Agency.

        Section 7.14. Right of Inspection. A Registered Owner shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Indenture Trustee to examine at the designated corporate trust office of the Indenture Trustee a copy of any report or instrument theretofore filed with the Indenture Trustee relating to the condition of the Trust Estate.

        Section 7.15. Limitation with Respect to Examination of Reports. Except as provided in this Indenture, the Indenture Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer.

        Section 7.16. Servicing Agreement. The Indenture Trustee acknowledges the receipt of a copy of the Servicing Agreement described in Section 4.05 hereof.

        Section 7.17. Additional Covenants of Indenture Trustee. The Indenture Trustee, by the execution hereof, covenants, represents and agrees that:

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                (a) it will not exercise any of the rights, duties, or
        privileges under this Indenture in such manner as would cause the Eligible Loans held or acquired under the terms hereof to be transferred, assigned, or pledged as security to any person or entity other than as permitted by this Indenture; and

                (b) it will comply with the Act and the Regulations and will, upon written notice from an Authorized Representative of the Issuer, the Secretary, or the Guaranty Agency, use its reasonable efforts to cause this Indenture to be amended (in accordance with Section 8.01 hereof) if the Act or Regulations are hereafter amended so as to be contrary to the terms of this Indenture.

        Section 7.18. Duty of Indenture Trustee with Respect to Rating Agencies. It shall be the duty of the Indenture Trustee to notify each Rating Agency then rating any of the Notes (but the Indenture Trustee shall incur no liability for any failure to do so) of (a) any change, expiration, extension, or renewal of this Indenture, (b) redemption or defeasance of any or all the Notes, (c) any change in the Indenture Trustee or (d) any other information reasonably required to be reported to each Rating Agency under any Supplemental Indenture; provided, however, the provisions of this Section do not apply when such documents have been previously supplied to such Rating Agency and the Indenture Trustee has received written evidence to such effect, all as may be required by this Indenture. All notices required to be forwarded to the Rating Agencies under this Section shall be sent in writing at the following addresses:

                      Standard & Poor's Ratings Group
                      55 Water Street
                      New York, New York  10041
                      Attention:  Asset-Backed Surveillance Group

                      Fitch, Inc.
                      One State Street Plaza
                      New York, New York  10004
                      Attention:  Structured Finance

                      Moody's Investors Service
                      99 Church Street
                      New York, New York  10007
                      Attention:  ABS Monitoring Group

        The Indenture Trustee also acknowledges that each Rating Agency's periodic review for maintenance of a Rating on any series of the Notes may involve discussions and/or meetings with representatives of the Indenture Trustee at mutually agreeable times and places.

        Section 7.19. Merger of the Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee,


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shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper of any further act on the part of any other parties hereto.

        Section 7.20. Receipt of Funds from Servicer. The Indenture Trustee shall not be accountable or responsible in any manner whatsoever for any action of the Issuer, the depository bank of any funds of the Issuer, or the Servicer while the Servicer is acting as bailee or agent of the Indenture Trustee with respect to the Eligible Loans except, to the extent provided in any Servicing Agreement or custodian agreement, for actions taken in compliance with any instruction or direction given to the Indenture Trustee, or for the application of funds or moneys by the Servicer until such time as funds are received by the Indenture Trustee.

        Section 7.21. Special Circumstances Leading to Resignation of Indenture Trustee. Because the Indenture Trustee serves as trustee hereunder for Obligations of different priorities, it is possible that circumstances may arise which will cause the Indenture Trustee to resign from its position as trustee for one or more of the Obligations. In the event that the Indenture Trustee makes a determination that it should so resign, due to the occurrence of an Event of Default or potential default hereunder, or otherwise, the Issuer may permit such resignation as to one or more of the Obligations or request the Indenture Trustee's resignation as to all Obligations, as the Issuer may elect. If the Issuer should determine that a conflict of interest has arisen as to the trusteeship of any of the Obligations, it may authorize and execute a Supplemental Indenture with one or more successor Indenture Trustees, under which the administration of certain of the Obligations would be separated from the administration of the other Obligations.

        Section 7.22. Survival of Indenture Trustee's Rights to Receive Compensation, Reimbursement and Indemnification. The Indenture Trustee's rights to indemnity and to receive compensation and reimbursement of money due and owing to the Indenture Trustee hereunder shall survive the Indenture Trustee's resignation or removal, and the termination and discharge of the trust created by this Indenture.

        Section 7.23. Corporate Indenture Trustee Required; Eligibility; Conflicting Interests. There shall at all times be an Indenture Trustee hereunder which shall be eligible to act as Indenture Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this
Section 7.23, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.23, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII. Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the Issuer shall serve as Indenture Trustee.

        Section 7.24. Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes of any


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series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                (a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel) and of the Registered Owners allowed in such judicial proceeding; and

                (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Registered Owner of Notes to make such payments to the Indenture Trustee, and if the Indenture Trustee shall consent to the making of such payments directly to the Registered Owners, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee or any predecessor Indenture Trustee.

        Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Registered Owner of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Registered Owner thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Registered Owner of a Note in any such proceeding.

        In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Registered Owners of the Notes, and it shall not be necessary to make any Registered Owners of the Notes parties to any such proceedings.

        Section 7.25. Payment of Taxes and Other Governmental Charges. The Indenture Trustee shall request, and Noteholders shall provide, all appropriate tax certifications and forms necessary to enable the Issuer or its agents, to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of the Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any law or regulation, and to pay, deduct or withhold any such taxes or charges and remit them to the relevant taxing authorities as required under law.

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                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

        Section 8.01. Supplemental Indentures Not Requiring Consent of Registered Owners. The Issuer and the Indenture Trustee may, without the consent of or notice to any of the Registered Owners of any Obligations enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

                (a) to cure any ambiguity or defect or omission in this Indenture;

                (b) to grant to or confer upon the Indenture Trustee for the benefit of the Registered Owners any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Registered Owners or the Indenture Trustee;

                (c) to subject to this Indenture additional revenues, properties or collateral;

                (d) to modify, amend or supplement this Indenture or any Supplemental Indenture hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any Supplemental Indenture hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

                (e) to evidence the appointment of a separate or co-Indenture Trustee or a co-registrar or transfer agent or the succession of a new Indenture Trustee hereunder, or any additional or substitute Guaranty Agency or Servicer;

                (f) to add such provisions to or to amend such provisions of this Indenture as may be necessary or desirable to assure implementation of the Program in conformance with the Act if along with such Supplemental Indenture there is filed a Note Counsel's opinion to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Registered Owners of any Outstanding Obligations;

                (g) to make any change as shall be necessary in order to obtain and maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Indenture Trustee are not to the prejudice of the Registered Owner of any of the Obligations;

                (h) to make any changes necessary to comply with the Act, the Regulations or the Code and the regulations promulgated thereunder;

                (i) to provide for the issuance of Notes pursuant to the provisions of Section 2.08 of this Indenture, including the creation of appropriate Funds, Accounts and Subaccounts with respect to such Notes;

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

                (j) to make the terms and provisions of this Indenture, including the lien and security interest granted herein, applicable to a Derivative Product, and to modify Section 3.03 hereof with respect to any particular Derivative Product;

                (k) to create any additional Funds or Accounts or Subaccounts under this Indenture deemed by the Indenture Trustee to be necessary or desirable;

                (l) to amend the Indenture to allow for any Notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including amendments with respect to repayment to such a provider on a parity with any Notes or Derivative Product and providing rights to such provider under this Indenture, including with respect to defaults and remedies;

                (m) to amend the Indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and/or Investment Securities in all or any portion of the Reserve Fund, so long as such action shall not adversely affect the Ratings on any of the Notes;

                (n) to make any other change with a Rating Confirmation; or

                (o) to make any other change which, in the judgment of the Indenture Trustee is not to the material prejudice of the Registered Owners of any Obligations;

provided, however, that nothing in this Section shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee, which approval shall be evidenced by execution of a Supplemental Indenture.

        Section 8.02. Supplemental Indentures Requiring Consent of Registered Owners. Exclusive of Supplemental Indentures covered by Section 8.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the Registered Owners of not less than a majority of the principal amount of each class of affected Notes and each affected Derivative Product then Outstanding shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Indenture Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer and/or Indenture Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Section shall permit, or be construed as permitting (a) without the consent of the Registered Owners of each affected Note and additionally each Derivative Product then Outstanding, (i) an extension of the maturity date of the principal of or the interest on any Obligation, (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, (iii) a privilege or priority of any Obligation or Obligations over any other Obligation or Obligations except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Obligations required for consent to a Supplemental Indenture, (v) the creation of any lien other than a lien ratably securing all of the Obligations at any time Outstanding hereunder except as otherwise provided herein or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee.

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

        If at any time the Issuer shall request that the Indenture Trustee enter into any such Supplemental Indenture for any of the purposes of this Section, the Indenture Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Registered Owner of an Obligation at the address shown on the registration books or listed in any Derivative Product. Such notice (which shall be prepared by the Issuer) shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the designated corporate trust office of the Indenture Trustee for inspection by all Registered Owners. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Registered Owners of not less than a majority of the principal amount of each class of affected Notes and each affected Derivative Product then Outstanding at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the execution thereof as herein provided, no Registered Owner of any Obligation shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Indenture Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section 8.02 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

        Section 8.03. Additional Limitation on Modification of Indenture. None of the provisions of this Indenture (including Sections 8.01 and 8.02 hereof) shall permit an amendment to the provisions of the Indenture which permits the transfer of all or part of the Financed Eligible Loans originated under the Act or granting of a security interest therein to any Person other than an Eligible Lender or the Servicer, unless the Act or Regulations are hereafter modified so as to permit the same.

        Section 8.04. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Indenture Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder to which an authorized officer of the Indenture Trustee has actual knowledge or is in receipt of a written notice thereof in accordance with the terms of this Indenture, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest with respect to any Note, or in the payment of any sinking fund installment with respect to the Notes, the Indenture Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interest of the Registered Owners of the Notes. For the purpose of this Section 8.04, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

        Section 8.05. Conformity With the Trust Indenture Act. Every Supplemental Indenture executed pursuant to this Article VIII shall conform to the requirements of the TIA as then in effect.

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                                   ARTICLE IX

                               GENERAL PROVISIONS

        Section 9.01. Notices. Any notice, request or other instrument required by this Indenture to be signed or executed by the Registered Owners of Obligations may be executed by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such Registered Owners of Obligations in person or by agent appointed in writing. As a condition for acting thereunder the Indenture Trustee may demand proof of the execution of any such instrument and of the fact that any person claiming to be the owner of any of said Obligations is such owner and may further require the actual deposit of such Obligation or Obligations with the Indenture Trustee. The fact and date of the execution of such instrument may be proved by the certificate of any officer in any jurisdiction who by the laws thereof is authorized to take acknowledgments of deeds within such jurisdiction, that the person signing such instrument acknowledged before him the execution thereof, or may be proved by any affidavit of a witness to such execution sworn to before such officer.

        The amount of Notes held by any person executing such instrument as a Registered Owner of Notes and the fact, amount, and numbers of the Notes held by such person and the date of his holding the same may be proved by a certificate executed by any responsible trust company, bank, banker, or other depository in a form approved by the Indenture Trustee, showing that at the date therein mentioned such person had on deposit with such depository the Notes described in such certificate; provided, however, that at all times the Indenture Trustee may require the actual deposit of such Note or Notes with the Indenture Trustee.

        All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or facsimile or similar writing) at the following addresses, and each address shall constitute each party's respective "Principal Office" for purposes of the Indenture:

        If intended for the Issuer:

               Nelnet Student Loan Funding, Inc.
               Suite 201
               121 South 13 Street
               Lincoln, Nebraska  68508
               Attention: Terry Heimes
               Telephone:  (402) 458-2303
               Telecopier:  (402) 458-2399

               If intended for the Indenture Trustee:

               Wells Fargo Bank Minnesota, National Association
               6th and Marquette, N9303-110
               Minneapolis, Minnesota  55479
               Attn: Corporate Trust Department
               Telephone:  (612) 667-4802
               Facsimile:  (612) 667-2149

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

Any party may change the address to which subsequent notices to such party are to be sent, or of its principal office, by notice to the others, delivered by hand or received by telex or facsimile or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by telex or facsimile or registered first-class mail, postage prepaid.

        Section 9.02. Covenants Bind Issuer. The covenants, agreements, conditions, promises, and undertakings in this Indenture shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions, and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Owners from time to time of the Obligations.

        No extension of time of payment of any of the Obligations shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Obligations are paid in full, notwithstanding any transfer of Financed Eligible Loans or extension of time for payment.

        Section 9.03. Lien Created. This Indenture shall operate effectually as
(a) a grant of lien on and security interest in, and (b) an assignment of, the Trust Estate.

        Section 9.04. Severability of Lien. If the lien of this Indenture shall be or shall ever become ineffectual, invalid, or unenforceable against any part of the Trust Estate, which is not subject to the lien, because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as to which the Issuer in fact had the right to pledge.

        Section 9.05. Consent of Registered Owners Binds Successors. Any request or consent of the Registered Owner of any Obligations given for any of the purposes of this Indenture shall bind all future Registered Owners of the same Obligation or any Obligations issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Indenture Trustee in pursuance of such request or consent.

        Section 9.06. Nonliability of Directors; No General Obligation. It is hereby expressly made a condition of this Indenture that any agreements, covenants, or representations herein contained or contained in the Notes do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the incorporators, officers, employees, agents, or directors of the Issuer, or against the general credit of the Issuer, and in the event of a breach of any such agreement, covenant, or representation, no personal or pecuniary liability or charge payable directly or indirectly from the general revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part herein contained.

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

        Section 9.07. Nonpresentment of Notes or Interest Checks. Should any of the Notes or interest checks not be presented for payment when due, the Indenture Trustee shall retain from any money transferred to it for the purpose of paying the Notes or interest checks so due, for the benefit of the Registered Owners thereof, a sum of money sufficient to pay such Notes or interest checks when the same are presented by the Registered Owners thereof for payment. Such money shall not be required to be invested. All liability of the Issuer to the Registered Owners of such Notes or interest checks and all rights of such Registered Owners against the Issuer under the Notes or interest checks or under this Indenture shall thereupon cease and determine, and the sole right of such Registered Owners shall thereafter be against such deposit. If any Note or interest check shall not be presented for payment within the period of two years following its payment or redemption date, the Indenture Trustee shall return to the Issuer the money theretofore held by it for payment of such Note or interest check, and such Note or interest check shall (subject to the defense of any applicable statute of limitation) thereafter be an unsecured obligation of the Issuer. The Indenture Trustee's responsibility for any such money shall cease upon remittance thereof to the Issuer.

        Section 9.08. Security Agreement. This Indenture constitutes a Financing Statement and a Security Agreement under the Nebraska Uniform Commercial Code.

        Section 9.09. Laws Governing. It is the intent of the parties hereto that this Indenture shall be construed in accordance with the laws of the State of Nebraska without reference to its conflict of law provisions. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        Section 9.10. Severability. If any covenant, agreement, waiver, or part thereof in this Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Indenture shall be construed as if the same were not included herein.

        Section 9.11. Exhibits. The terms of the Exhibits, if any, attached to this Indenture are incorporated herein in all particulars.

        Section 9.12. Non-Business Days. Except as may otherwise be provided herein, if the date for making payment of any amount hereunder or on any Note, or if the date for taking any action hereunder, is not a Business Day, then such payment can be made without accruing further interest or action can be taken on the next succeeding Business Day, with the same force and effect as if such payment were made when due or action taken on such required date.

        Section 9.13. Parties Interested Herein. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Indenture Trustee, the paying


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agent, if any, and the Registered Owners of the Obligations, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Indenture Trustee, the paying agent, if any, and the Registered Owners of the Obligations.

        Section 9.14. Obligations Are Limited Obligations. The Notes and the obligations of the Issuer contained in this Indenture are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided. The Issuer shall not be obligated to pay the Notes, the interest thereon, or any other obligation created by or arising from this Indenture from any other source.

        Section 9.15. Counterparty Rights. Notwithstanding any provision of this Indenture, no Counterparty which shall be in default under any Derivative Product with the Issuer shall have any of the rights granted to a Counterparty or as the Registered Owner of an Obligation hereunder.

        Section 9.16. Disclosure of Names and Addresses of Registered Owners. Registered Owners of Notes, by receiving and holding the same, agree with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee nor any Securities Depository shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Registered Owners of Notes in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

        Section 9.17. Aggregate Principal Amount of Obligations. Whenever in this Indenture reference is made to the aggregate principal amount of any Obligations, such phrase shall mean, at any time, the principal amount of any Notes and the Derivative Value of any Derivative Product.

        Section 9.18. Financed Eligible Loans. The Issuer expects to acquire Eligible Loans and to transfer Eligible Loans to the Indenture Trustee, in accordance with this Indenture, which Eligible Loans, upon becoming subject to the lien of this Indenture, constitute Financed Eligible Loans, as defined herein. If for any reason a Financed Eligible Loan does not constitute an Eligible Loan, or ceases to constitute an Eligible Loan, such loan shall continue to be subject to the lien of this Indenture as a Financed Eligible Loan.

        Section 9.19. No Petition; Subordination. Each of the Indenture Trustee (solely in its capacity as trustee hereunder) and the Registered Owners hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all outstanding Obligations, it will not institute against or join any other person or entity in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Each of the Indenture Trustee and the Registered Owners hereby covenants and agrees that to the extent the Issuer enters into other financing transactions pursuant to which it pledges or otherwise conveys any of its assets (or interests therein) (other than Pledged Collateral) to another person or Persons in connection therewith ("Other Assets"), then any interest, claim or benefit in such Other Assets is and shall be expressly subordinated to the indefeasible payments in full of all obligations and liabilities of the

Issuer which, under the terms of the relevant documents relating to the financing of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets, including the payment of post-petition interest on such other obligations and liabilities. This Indenture shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

                                   ARTICLE X

                        PAYMENT AND CANCELLATION OF NOTES
                          AND SATISFACTION OF INDENTURE

        Section 10.01. Trust Irrevocable. The trust created by the terms and provisions of this Indenture is irrevocable until the indebtedness secured hereby (the Notes and interest thereon) and all Issuer Derivative Payments are fully paid or provision made for its payment as provided in this Article X.

        Section 10.02. Satisfaction of Indenture.

                (a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid (i) to the Registered Owners of the Notes, the principal of and interest on the Notes, at the times and in the manner stipulated in this Indenture and (ii) to each Counterparty, all Issuer Derivative Payments then due, then the pledge of the Trust Estate which is not pledged hereunder, and all covenants, agreements, and other obligations of the Issuer to the Registered Owners of Notes shall thereupon cease, terminate, and become void and be discharged and satisfied. In such event, the Indenture Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Indenture Trustee shall pay over or deliver all money held by it under this Indenture to the party entitled to receive the same under this Indenture.

                (b) Notes and any other Obligations issued under this Indenture will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the Indenture Trustee. Any outstanding Note will be considered to have been paid if the Note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in this Indenture and on said date there shall have been deposited with the Indenture Trustee either money or Investment Securities described in (a) of such definition, the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the Note.

                (c) Any Issuer Derivative Payments are deemed to have been paid and the applicable Derivative Product terminated when payment of all Issuer Derivative Payments due and payable to each Counterparty under its respective Derivative Product have been made or duly provided for to the satisfaction of each Counterparty and the respective Derivative Product has been terminated.

                (d) In no event shall the Indenture Trustee deliver over to the Issuer any Financed Eligible Loans originated under the Act unless the Issuer is an Eligible Lender, if the Act or Regulations then in effect require the owner or holder of such Financed Eligible Loans to be an Eligible Lender.

        Section 10.03. Cancellation of Paid Notes. Any Notes which have been paid or purchased by the Issuer, mutilated Notes replaced by new Notes, and any temporary Note for which definitive Notes have been delivered shall (unless otherwise directed by the Issuer by Issuer Order) forthwith be cancelled by the Indenture Trustee and, except for temporary Notes, returned to the Issuer.

                                   ARTICLE XI

                                   TERMINATION

        Section 11.01. Termination of the Trust.

                (a) The trust created by this Indenture (the "Trust") shall terminate upon the earlier of (i) the later of (A) payment to the Registered Owners and to the Indenture Trustee of all amounts required to be paid to them pursuant to this Indenture and any Supplemental Indenture and the disposition of all property held as part of the Trust Estate or (B) the day following the date on which all reimbursement obligations to the Counterparties, if any, and any other Person as may be provided for in any Supplemental Indenture have been paid in full,
        (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy (the late ambassador of the United States to the Court of St. James) living on the date of this Indenture or (iii) subject to Section 11.01(d), upon the occurrence of a Liquidation Event (as hereinafter defined). The Issuer shall promptly notify the Indenture Trustee of any prospective termination pursuant to this Section 11.01.

                (b) Notice of any prospective termination, specifying the Note Payment Date for payment of the final distribution and requesting the surrender of the Notes for cancellation, shall be given promptly by the Indenture Trustee by letter to Registered Owners mailed not less than 10 nor more than 15 days preceding the specified Note Payment Date stating
        (i) the Note Payment Date upon which final payment of the Notes shall be made, (ii) the amount of any such final payment, and (iii) the location for presentation and surrender of the Notes. Payment of the final distribution which shall be made only upon presentation and surrender of the Notes at the corporate trust office of the Indenture Trustee specified in the notice.

                (c) A "Liquidation Event" shall be deemed to have occurred, subject to Section 11.01(d), upon Dissolution of the Issuer.

                (d) The Issuer shall not voluntarily take any action that would cause it to be deemed dissolved within the meaning of this Article XI.

               In the event of the Dissolution of the Issuer or any action that would cause the Issuer to cease being deemed a general partner of the Trust if the Trust were deemed a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, and the Issuer's interest were deemed to represent the sole general partnership interest in such a partnership, the Trust shall terminate 90 days after the date of such event and its assets liquidated in accordance with Section 11.01(e) unless both of the following occur:

                        (i) the Registered Owners representing Registered Owner
                Approval, as defined in Section 6.01 hereof, inform the Indenture Trustee in writing before the end of such 90 day period that they disapprove of the liquidation of the assets of the Trust; and

                        (ii) the Issuer, the Indenture Trustee and the
                Counterparties, if any, shall receive an opinion of counsel to the effect that the continuation of the Trust shall not cause the Trust to be treated as an association taxable as a corporation for federal income tax purposes.

                (e) Upon receipt by the Indenture Trustee from the Issuer of notice of the occurrence of a Liquidation Event (as defined in Section 11.01(c)), the Indenture Trustee shall, subject to the direction of the Registered Owners constituting Registered Owner Approval (provided that, if Registered Owners constituting Registered Owner Approval shall not have provided such direction to the Indenture Trustee within 30 days of the Indenture Trustee having sent a written request for such direction to the Registered Owners, the Indenture Trustee shall proceed without such direction) sell the remaining assets of the Trust Estate, if any, at public or private sale, in a commercially reasonable manner and on commercially reasonable terms. The Issuer agrees to cooperate with the Indenture Trustee to effect any such sale, including by executing such instruments of conveyance or assignment as shall be necessary or required by the purchaser. Proceeds of sale, net of expenses, shall be treated as collections on the assets of the Trust and shall be deposited into the Collection Fund. On the next Note Payment Date the Indenture Trustee shall cause to be paid to Registered Owners and the Issuer amounts distributable on such Note Payment Date pursuant to Article V. Following the termination of the Trust, all right, title and interest in and to the Financed Eligible Loans and other property and funds in the Trust Estate (other than funds on deposit in certain accounts for the payment of expenses) shall be conveyed and transferred to the Issuer.

        Section 11.02. Notice. The Indenture Trustee shall give notice of termination of the Trust to the Issuer and each Rating Agency.

                                  ARTICLE XII

                             REPORTING REQUIREMENTS

        Section 12.01. Annual Statement as to Compliance. The Issuer will cause each Servicer to deliver to the Administrator, each Rating Agency, the Indenture Trustee and the Issuer, on or before March 15 of each year, beginning with March 15, 2004, a certificate dated as of December 31 of the preceding year stating that (a) a review of the activities of the Servicer during the preceding calendar year (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 2003) and of its performance under the

Servicing Agreement has been made under the supervision of the officer signing such certificate; and (b) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Servicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and statue thereof.

        Section 12.02. Annual Independent Public Accountants' Servicing Report. Within 75 days of the end of each Servicer's regular fiscal-year or calendar-year audit period, the Issuer shall cause each Servicer, at its expense, to cause a firm of independent public accountants to furnish a statement to the Administrator, each Rating Agency, the Issuer and the Indenture Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Financed Eligible Loans (during the preceding year) in compliance with the standards for Compliance Audits Attestation Engagements for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program and that, on the basis of such examination, such servicing has been conducted in compliance with such servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, requires it to report and which are set forth in such report.

        Section 12.03. Administrator's Certificate. Each month, not later than the fifteenth day of each month, the Issuer shall deliver to the Indenture Trustee, an Officer's Certificate certifying to the accuracy of the monthly statement contemplated by Section 12.04.

        Section 12.04. Statements to Noteholders. On or before the fifteenth day of each month, the Issuer shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward within five days of receipt to each Registered Owner, a statement setting forth information with respect to the Notes and Financed Student Loans as of the end of the preceding month, the following to the extent applicable;

                (a) the amount of payments with respect to each series and class of Notes paid with respect to principal during the preceding month;

                (b) the amount of payments with respect to each series and class of Notes paid with respect to interest during the preceding month;

                (c) the amount of the payments allocable to any Registered Owners' interest carryover, if any, together with any remaining outstanding amount of each thereof;

                (d) the principal balance of Financed Eligible Loans as of the close of business on the last day of the preceding month;

                (e) the aggregate outstanding principal amount of the Notes of each series and class as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under clause (a) above;

                (f) the interest rate for any series and class of variable rate Notes, indicating such interest rate is calculated;

                (g) the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

                (h) the amount of the Program Expenses, Realized Losses, any Auction Agent fees, Market Agent fees, Calculation Agent fees, Administrator fees, Eligible Lender Trustee fees and Indenture Trustee fees, if any, allocated as of the close of business on the last day of the preceding month;

                (i) the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Eligible Loans;

                (j) the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

                (k) the portion, if any, of the payments attributable to amounts on deposit in the Acquisition/Redemption Fund;

                (l) the aggregate amount, if any, paid by the Indenture Trustee to acquire Eligible Loans from amounts on deposit in the Acquisition/Redemption Fund during the preceding month;

                (m) the amount remaining in the Acquisition/Redemption Fund that has not been used to acquire Eligible Loans and is being transferred to the Collection Fund, if any;

                (n) the aggregate amount, if any, paid for Financed Eligible Loans purchased from the Trust during the preceding month;

                (o) the number and principal amount of Financed Eligible Loans, as of the close of business on the last day of the preceding month, that are (i) 30 to 60 days delinquent, (ii) 61 to 90 days delinquent, (iii) 91 to 120 days delinquent, (iv) greater than 120 days delinquent and (v) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

                (p) the Aggregate Market Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

                (q) the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Eligible Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Eligible Loans in deferment.

        A copy of the statements referred to above may be obtained by any Registered Owner by a written request to the Indenture Trustee, addressed to its designated corporate trust office.

        IN WITNESS WHEREOF, the Issuer, the Eligible Lender Trustee and the Indenture Trustee have caused this Indenture to be duly executed by their respective Authorized Officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                   NELNET EDUCATION LOAN FUNDING, INC.



                                   By  /s/ Terry J. Heimes
                                      ------------------------------------------
                                       Terry J. Heimes, President


                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                   ASSOCIATION, as Indenture Trustee



                                   By  /s/ Scott E. Ulven
                                      ------------------------------------------
                                       Scott E. Ulven, Corporate Trust Officer



                                   Acknowledged and accepted as to
                                   clause "C" of the Granting
                                   Clauses as of the day and year
                                   first written above:


                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                   ASSOCIATION, as Eligible Lender Trustee



                                   By /s/ Scott E. Ulven
                                      ------------------------------------------
                                       Scott E. Ulven, Corporate Trust Officer

                                    EXHIBIT A

                      ELIGIBLE LOAN ACQUISITION CERTIFICATE


        This Eligible Loan Acquisition Certificate is submitted pursuant to the provisions of Section 5.02 of the Indenture of Trust, dated as of June 1, 2003, as amended (the "Indenture"), among Nelnet Student Loan Funding, Inc. (the "Issuer") and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee and Eligible Lender Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture. In your capacity as Indenture Trustee, you are hereby authorized and requested to disburse to _________________ (the "Lender") the sum of $____________ (or, in the case of an exchange, the Eligible Loans listed in Exhibit A hereto) for the acquisition of Eligible Loans. With respect to such Eligible Loans to be acquired, the Issuer hereby certifies as follows:

        1. The Eligible Loans are those specified in Schedule A attached hereto (the "Acquired Eligible Loans"). The remaining unpaid principal amount of each Acquired Eligible Loan is as shown on such Schedule A.

        2. The amount to be disbursed pursuant to this Certificate does not exceed the amount permitted by Section 5.02 of the Indenture (or, if a Financed Eligible Loan is being pledged or sold in exchange for an Acquired Eligible Loan under the Indenture, the aggregate unpaid principal amount of, and accrued interest on, such Financed Eligible Loan does not exceed the amount permitted by
Section 5.02 of the Indenture) and is being acquired at a price which permits the results of the cash flow analysis provided to each Rating Agency to be sustained.

        3. Each Acquired Eligible Loan is an Eligible Loan authorized to be acquired by and is in compliance with the provisions of the Indenture.

        4. You have been previously, or are herewith, provided with the following items (the items listed in (a), (c), (d), (e), (g) and (h) have been received and are being retained, on your behalf, by the Issuer or the Servicer):

               (a) a copy of the Student Loan Purchase Agreement, if applicable, between the Issuer and the Eligible Lender with respect to the Acquired Eligible Loans;

               (b) a request for and release of lien from an eligible lender trustee and evidence of pledge to the Indenture, if applicable, as attached hereto as Annex A;

               (c) with respect to each Insured Loan included among the Acquired Eligible Loans, the Certificate of Insurance relating thereto;

               (d) with respect to each Guaranteed Loan included among the Acquired Eligible Loans, a certified copy of the Guarantee Agreement relating thereto;

               (e) an opinion of counsel to the Issuer specifying each action necessary to perfect a security interest in all Eligible Loans to be acquired by the Issuer pursuant to the Student Loan Purchase Agreements in favor of the Indenture Trustee in the manner provided for by the provisions of 20 U.S.C. ss. 1087-2(d)(3) or 20 U.S.C. ss. 1082(m)(1)(D)(iv), as applicable, (you are authorized to rely on the advice of a single blanket opinion of counsel to the Issuer until such time as the Issuer shall provide any amended opinion to you);

               (f) a certificate of an Authorized Representative of the Issuer to the effect that (i) the Issuer is not in default in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement relating to the Acquired Eligible Loans; (ii) with respect to all Acquired Eligible Loans which are Insured, Insurance is in effect with respect thereto, and with respect to all Acquired Eligible Loans which are Guaranteed, the Guarantee Agreement is in effect with respect thereto; and (iii) the Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans;

               (g) evidence that the promissory notes evidencing the Acquired Eligible Loans have had stamped thereon or affixed thereto (individually or by blanket endorsement) a notice specifying that they have been assigned to the Indenture Trustee with all necessary endorsements; and

               (h) instruments duly assigning the Acquired Eligible Loans to the Indenture Trustee.

        5. The Issuer is not, on the date hereof, in default under the Indenture or, if applicable, in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement relating to the Acquired Eligible Loans. The Issuer is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof, nor of any circumstances which would reasonably prevent reliance upon the opinion of counsel referred to in paragraphs 4(e) hereof.

        6. If applicable, all of the conditions specified in the Student Loan Purchase Agreement applicable to the Acquired Eligible Loans and the Indenture for the acquisition of the Acquired Eligible Loans and the disbursement hereby authorized and requested have been satisfied; provided that the Issuer may waive the requirement of receiving an opinion of counsel from the counsel to the Lender.

        7. If a Financed Eligible Loan is being sold or pledged in exchange for an Acquired Eligible Loan such sale and exchange shall not adversely affect the ability of the Trust Estate to make timely principal and interest payments on its Obligations.

        8. With respect to all Acquired Eligible Loans which are Insured, Insurance is in effect with respect thereto, and with respect to all Acquired Eligible Loans which are Guaranteed, the Guarantee Agreement is in effect with respect thereto.

        9. The Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans.

        10. The proposed use of moneys in the Acquisition/Redemption Fund is in compliance with the provisions of the Indenture.

        11. The undersigned is authorized to sign and submit this Certificate on behalf of the Issuer.

        12. Eligible Loans are being acquired at a price which permits the results of the cash flow analyses provided to the Rating Agencies on the Closing Date to be sustained.

        WITNESS my hand this _____ day of ___________.

                                       NELNET EDUCATION LOAN FUNDING, INC.



                                       By
                                          --------------------------------------
                                       Name
                                            ------------------------------------
                                       Title
                                             -----------------------------------

                                   SCHEDULE A

                          ELIGIBLE Loans To Be Acquired

                                     ANNEX A

              REQUEST FOR AND NOTICE OF RELEASE OF PREVIOUS PLEDGE
                        AND ACKNOWLEDGMENT OF NEW PLEDGE


        Reference is made to the Indenture of Trust dated as of June 1, 2003 (as amended, the "Indenture"), by and between Nelnet Education Loan Funding, Inc. as issuer (the "Issuer") and the undersigned, as indenture trustee and eligible lender trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

        By delivery of the Eligible Loan Acquisition Certificate, the Issuer has directed the Trustee to finance the Eligible Loans identified in Schedule A to the Eligible Loan Acquisition Certificate (the "Acquired Eligible Loans"). The Issuer hereby directs the Trustee to release the Acquired Eligible Loans from the security interest granted by the Issuer to the Trustee pursuant to that certain [DESCRIPTION OF FINANCING DOCUMENT] dated as of ____________ (the "Prior Financing") between the Issuer, as issuer under the Prior Financing, and Wells Fargo Bank Minnesota, National Association, as trustee under the Prior Financing. The Issuer has satisfied the applicable conditions for release of such Eligible Loans from the Prior Financing. The Trustee hereby releases the Acquired Eligible Loans from the pledge of the Prior Financing as of the date specified below.

        By delivery of the Eligible Loan Acquisition Certificate, the Issuer has also directed the Trustee to acquire the Acquired Eligible Loans as Financed Eligible Loans pursuant to the Indenture immediately upon their release from the Prior Financing. The Trustee hereby acknowledges that such Acquired Eligible Loans have been pledged by the Issuer as a part of the Trust Estate from and after the date specified below to secure the payment of Notes issued under the Indenture.

        IN WITNESS WHEREOF, the undersigned have caused this Request for and Notice of Release of Previous Pledge and Acknowledgment of New Pledge to be executed by their duly authorized offices as of the date specified below.

                                       Nelnet Education Loan Funding, Inc., as
                                       issuer under the Prior Financing and as
                                       Issuer under the Indenture



                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------


                                       Wells Fargo Bank Minnesota, National
                                       Association, as trustee under the Prior
                                       Financing and as Trustee under the
                                       Indenture



                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

Date:
      ------------------------------

                                    EXHIBIT B

                              Form of Issuer Order


                       NELNET EDUCATION LOAN FUNDING, INC.

Issuer Order for the transfer of moneys from the Collection Fund to the Operating Fund pursuant to Section 5.03 of the Indenture.

                              [__________ __, 200_]

To: Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee" and "Eligible Lender Trustee") under the Indenture of Trust, dated as of June 1, 2003, among Nelnet Education Loan Funding, Inc. (the "Issuer"), the Eligible Lender Trustee and the Indenture Trustee, as supplemented from time to time (the "Indenture")

Ladies and Gentlemen:

        Pursuant to Section 5.03 of the Indenture, you hereby are authorized and directed to transfer moneys in the Collection Fund, on _________ __, 20__, to the Operating Fund, subject to Section 5.05 of the Indenture.

        The Issuer hereby certifies that the amount so transferred (a) does not exceed the amount budgeted by the Issuer as Program Expenses for such Fiscal Year with respect to the Notes, (b) does not exceed the amount designated therefore in the cash flows provided to each Rating Agency and (c) is in compliance with the provisions of the Indenture and each Supplemental Indenture.

                                       Very truly yours,

                                       NELNET EDUCATION LOAN FUNDING, INC.



                                       By
                                          --------------------------------------
                                       Name
                                            ------------------------------------
                                       Title
                                             -----------------------------------

Dated:  [__________ __, 200_]

                                    EXHIBIT C

                     FORM OF STUDENT LOAN PURCHASE AGREEMENT








                             LOAN PURCHASE AGREEMENT



                                 by and between




                       NELNET EDUCATION LOAN FUNDING, INC.




                                       and




                                    [SELLER],





                           Dated _____________________

Section 1.      Definitions....................................................1
Section 2.      Purchase of FFELP Loans........................................5
Section 3.      Representations, Warranties, Covenants and Agreements of
                the Seller.....................................................6
Section 4.      Conditions of Purchase.........................................7
Section 5.      Rejection of FFELP Loans.......................................9
Section 6.      Repurchase Obligation..........................................9
Section 7.      Notification to Borrowers.....................................10
Section 8.      Obligations To Forward Payments and Communications............10
Section 9.      Payment of Expenses and Taxes.................................11
Section 10.     Indemnification...............................................11
Section 11.     Special Provisions Relating to MPN Loans......................11
Section 12.     Other Provisions..............................................12
Section 13.     Security Interest.............................................15
Section 14.     Information and Reporting.....................................16

EXHIBIT A       LOAN TRANSFER ADDENDUM
EXHIBIT B       SELLER'S CLOSING CERTIFICATE
EXHIBIT C       BLANKET ENDORSEMENT OF STUDENT LOAN PROMISSORY NOTES
EXHIBIT D       BILL OF SALE
EXHIBIT E       REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELLER
EXHIBIT F       ACKNOWLEDGMENT

                             LOAN PURCHASE AGREEMENT


        THIS LOAN PURCHASE AGREEMENT (the "Loan Purchase Agreement") made and entered into as of this _____ day of _______________, 20__, by and between NELNET EDUCATION LOAN FUNDING, INC., formerly known as NEBHELP, INC., a Nebraska corporation (the "Corporation") acting by and through WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, not individually but as Eligible Lender Trustee (the "Trustee") under the Trust Agreement or Eligible Lender Trust Agreement, as applicable from time to time (as defined herein) and [SELLER], a ____________________________ corporation, organized and existing under the laws of the State of Nevada, and having its principal offices at ______________________ (the "Seller").

                              W I T N E S S E T H :

        WHEREAS, the Corporation, by and through the Trustee, desire to purchase from the Seller certain FFELP Loans, title to which will be held by the Trustee pursuant to the applicable Trust Agreement or Eligible Lender Trust Agreement (as defined below), as applicable from time to time, and the Seller desires to sell certain FFELP Loans to the Corporation, title to which will be held by and through the Trustee, in accordance with the terms and conditions of this Loan Purchase Agreement; and

        WHEREAS, the Corporation expects to finance from time to time its purchase and ownership of the FFELP Loans purchased hereunder through the funding made available under one or more of the Financing Agreements.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

        Section 1.  Definitions.

        "Borrower" means the student or parent obligor under an Eligible Loan.

        "Certificate of Insurance" means a certificate of federal loan insurance issued with respect to an Eligible Loan by the Secretary of Education pursuant to the provisions of the Higher Education Act.

        "Contract of Insurance" means an agreement between the Secretary of Education and either the Trustee or the Seller providing for the insurance by the Secretary of Education of the principal of and accrued interest on a FFELP Loan to the maximum extent permitted under the Higher Education Act.

        "Corporation" means Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC., a Nebraska corporation.

        "Eligible Lender Trust Agreement" means the Eligible Lender Trust Agreement dated as of June 1, 2003, between the Trustee and the Corporation.

        "Eligible Loan" means a FFELP Loan authorized to be acquired by the Corporation by and through the Trustee which (a) is either Insured or Guaranteed; (b) if such FFELP Loan is a subsidized Stafford loan, qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments; if such FFELP Loan is a consolidation loan authorized under Section 428C of the Higher Education Act, qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments to the extent applicable; and if such FFELP Loan is a PLUS loan authorized under Section 428B of the Higher Education Act, a SLS loan authorized under Section 428A of the Higher Education Act, or an unsubsidized Stafford loan authorized under Section 428H of the Higher Education Act, such FFELP Loan qualifies the holder thereof to receive Special Allowance Payments; (c) complies with each representation and warranty with respect thereto contained herein; and (d) meets the other criteria set forth in the Loan Purchase Regulations and is eligible for purchase under the terms of the applicable Financing Agreement.

        "Federal Contracts" means all agreements between a Guarantee Agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including, but not limited to, reimbursement of amounts paid or payable upon defaulted Eligible Loans and other student loans insured or guaranteed by any Guarantee Agency and federal interest subsidy payments and Special Allowance Payments, if applicable, to holders of qualifying student loans guaranteed by any Guarantee Agency.

        "FFELP Loans" means those specific loans acquired by the Trustee, on behalf of the Corporation, from the Seller pursuant to this Loan Purchase Agreement, inclusive of the promissory notes evidencing such loans and the related documentation in connection with each thereof, which were originated under the Act or insured by the Secretary of Health and Human Services pursuant to the Public Health Services Act (the "Higher Education Act").

        "Financing Agreement" means, collectively and individually, the following: (a) the Amended and Restated Warehouse Loan and Security Agreement dated as of April 28, 2003, by and among the Trustee, the Corporation as Borrower, NELnet Student Loan Warehouse Corporation 1, as original borrower, Zions First National Bank as trustee, Royal Bank of Canada, as Alternate Lender and Facility Agent, and Thunder Bay Funding Inc., as Lender (the "RBC Warehouse Loan Agreement"); (b) the Warehouse Note Purchase and Security Agreement dated as of May 1, 2003, among the Corporation, as Borrower, the Trustee, as eligible lender trustee and indenture trustee thereunder, Quincy Capital Corporation, as Conduit Lender, Bank of America, N.A., as Alternate Lender and Facility Agent, Gemini Securitization Corp., as Conduit Lender, Deutsche Bank AG, New York Branch, as Alternate Lender and Facility Agent, Barton Capital Corporation, as Conduit Lender, Societe Generale, as Alternate Lender and Facility Agent, and Bank of America, N.A., as Administrative Agent; (c) the Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as successor trustee, dated as of December 1, 1986; (d) the Trust Indenture dated as of June 1, 1993, between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as trustee; (e) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as successor trustee, dated as of November 15, 1985; (f) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as successor trustee, dated as of July 1, 1988; (g) Trust Indenture between

NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as trustee, dated as of September 1, 1993; (h) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as trustee, dated as of May 1, 1997; and (i) the Indenture of Trust among the Corporation and Wells Fargo Bank Minnesota, National Association, as indenture trustee and eligible lender trustee thereunder, dated as of June 1, 2003; as the same may be amended, modified, supplemented, restated or otherwise altered, which is utilized to finance, from time to time, the Corporation's purchase of the FFELP Loans under this Loan Purchase Agreement.

        "Guarantee" or "Guaranteed" means, with respect to a FFELP Loan, the guarantee by the Guarantee Agency, in accordance with the terms and conditions of the Guarantee Agreement, of the principal of and accrued interest on the FFELP Loan to the maximum extent permitted under the Higher Education Act on FFELP Loans which have been originated, held and serviced in full compliance with the Higher Education Act, and the coverage of the FFELP Loan by the Federal Contracts providing, among other things, for reimbursement to the Guarantee Agency for losses incurred by it on defaulted Eligible Loans guaranteed by it to the extent of the maximum reimbursement allowed by the Federal Contracts.

        "Guarantee Agency" means a state agency or a private nonprofit institution or organization which administers a Guarantee Program within a State or any successors and assignees thereof administering the Guarantee Program which has entered into a Guarantee Agreement with the Trustee on behalf of the Corporation.

        "Guarantee Agreement" means the Federal Contracts, an agreement between a Guarantee Agency and either the Trustee or the Seller providing for the Guarantee by such Guarantee Agency of the principal of and accrued interest on Eligible Loans to Borrowers, made or acquired by the Trustee or the Seller from time to time, and any other similar guarantee or agreement issued by a Guarantee Agency to the Corporation or the Trustee pertaining to Financed Eligible Loans.

        "Guaranteed Loans" means FFELP Loans that are Guaranteed.

        "Guarantee Program" means a Guarantee Agency's student loan guaranty program pursuant to which such Guarantee Agency guarantees or insures student loans.

        "Higher Education Act" shall mean Title IV, Parts B, F and G, of the Higher Education Act of 1965, as amended or supplemented and in effect from time to time, or any successor enactment thereto, and all regulations promulgated thereunder and any directives issued by the Secretary of Education.

        "Insurance" or "Insured" or "Insuring" means, with respect to a FFELP Loan, the insuring by the Secretary of Education (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of the principal of and accrued interest on such FFELP Loan to the maximum extent permitted under the Higher Education Act for FFELP Loans originated, held and serviced in full compliance with the Higher Education Act.

        "Insured Loans" means FFELP Loans which are Insured.

        "Interest Subsidy Payments" means interest subsidy payments received from the Secretary of Education pursuant to Section 428 of the Higher Education Act or similar payments authorized by federal law or regulation.

        "Loan Purchase Agreement" means this Loan Purchase Agreement including all exhibits and schedules attached hereto, and any addenda, supplements or amendments hereto.

        "Loan Purchase Date" means the date as described in Section 2(b) hereof.

        "Loan Purchase Regulations" means the rules and regulations of the Corporation, as may be adopted by the Corporation from time to time (with the consent of any persons required under the terms of the applicable Financing Agreement), which pertain to the Program, which shall incorporate all requirements specified in any indentures or other financing arrangements to which the Corporation is subject.

        "Loan Transfer Schedule" means a written schedule on a form provided by the Corporation or its servicing agent identifying the Borrower on the FFELP Loans to be purchased hereunder.

        "Master Note" means a Master Promissory Note in the form mandated by
Section 432(m)(1)(D) of the Higher Education Act, as added by Pub. L. 105-244, ss. 427,112 Stat. 1702 (1998) as amended by Public Law No: 106 554 (enacted December 21, 2000) and as codified at 20 U.S.C. ss. 1082(m)(1).

        "MPN Loan" means a FFELP Loan evidenced by a Master Note.

        "Program" means the Corporation's Eligible Loan acquisition program under which the Trustee has acquired and will acquire Eligible Loans to assist students in obtaining a post secondary education.

        "Secretary of Education" means the Commissioner of Education and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

        "Seller" means [SELLER], a _____________ [corporation], which is an "eligible lender" under the criteria established by the Higher Education Act that has received an eligible lender designation by the Secretary of Education with respect to Insured Loans or from a Guarantee Agency with respect to Guaranteed Loans, identified in the introduction to this Loan Purchase Agreement, which has sold and is selling FFELP Loans to the Corporation hereunder or, if Seller is not designated as an eligible lender under the Higher Education Act, Seller holds beneficial ownership of FFELP Loans through its eligible lender trustee, which is an eligible lender under the Higher Education Act.

        "Special Allowance Payments" means special allowance payments authorized to be made by the Secretary of Education pursuant to Section 438 of the Higher Education Act or similar allowances authorized from time to time by federal law or regulation.

        "Trust Agreement" means one of the following, as applicable: (a) the Amended and Restated Warehouse Loan and Security Agreement dated as of April 28, 2003, by and among the Trustee, the Corporation as Borrower, NELnet Student Loan Warehouse Corporation 1, as original borrower, Zions First National Bank as trustee, Royal Bank of Canada, as Alternate Lender and Facility Agent, and Thunder Bay Funding Inc., as Lender (the "RBC Warehouse Loan Agreement"); (b) the Warehouse Note Purchase and Security Agreement dated as of May 1, 2003, among the Corporation, as Borrower, the Trustee, as eligible lender trustee and indenture trustee thereunder, Quincy Capital Corporation, as Conduit Lender, Bank of America, N.A., as Alternate Lender and Facility Agent, Gemini Securitization Corp., as Conduit Lender, Deutsche Bank AG, New York Branch, as Alternate Lender and Facility Agent, Barton Capital Corporation, as Conduit Lender, Societe Generale, as Alternate Lender and Facility Agent, and Bank of America, N.A., as Administrative Agent; (c) the Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as successor trustee, dated as of December 1, 1986; (d) the Trust Indenture dated as of June 1, 1993, between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as trustee; (e) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as successor trustee, dated as of November 15, 1985; (f) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as successor trustee, dated as of July 1, 1988; (g) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as trustee, dated as of September 1, 1993; (h) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as trustee, dated as of May 1, 1997; and (i) the Indenture of Trust among the Corporation and eligible lender trustee thereunder and Wells Fargo Bank Minnesota, National Association, as indenture trustee, dated as of June 1, 2003.

        "Trustee" means Wells Fargo Bank Minnesota, National Association, acting in its capacity as Eligible Lender Trustee under the Trust Agreement or Eligible Lender Trust Agreement, as applicable, and not in its individual capacity.

        Section 2.  Purchase of FFELP Loans.

               (a) Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Seller
        (i) has sold to the Trustee, acting on behalf of the Corporation, and the Corporation, acting by and through the Trustee under the Trust Agreement, has purchased from the Seller the FFELP Loans which are Eligible Loans specified in Annex I to this Loan Purchase Agreement; and

        (ii) agrees to sell to the Trustee, acting on behalf of the Corporation, and the Corporation, acting by and through the Trustee under the Trust Agreement or Eligible Lender Trust Agreement, as applicable, on behalf of the Corporation, agrees to buy from the Seller, a portfolio of FFELP Loans which are Eligible Loans in the aggregate unpaid principal amount as set forth in the Loan Transfer Addendum in the form set forth in Exhibit A hereto. Additional portfolios of FFELP Loans may be purchased from the Seller hereunder by the Corporation by and through the Trustee from time to time in the future, if the parties hereto execute and deliver a subsequent Loan Transfer Addendum for each such purchase of a portfolio in the form set forth in Exhibit A hereto, reflecting the aggregate unpaid principal balance of Eligible Loans contained in such portfolio and the Loan Purchase Date, and if the Seller executes and delivers to the Corporation all documents required under Section 4 hereof as of the applicable Loan Purchase Date. Any subsequent purchase of an additional portfolio of FFELP Loans shall be governed in all respects by this Loan Purchase Agreement together with the Loan Transfer Addendum pertaining to such portfolio. The Seller shall deliver a Loan Transfer Schedule to the Corporation, not less than 30 days prior to the applicable Loan Purchase Date. Consummation of the sale of each FFELP Loan shall require execution and delivery to the Corporation of the Seller's Closing Certificate in the form of Exhibit B hereto (and delivery of the documents described in Exhibit B hereto), the blanket endorsement and bill of sale as well as execution and delivery by the Seller in the forms set forth in Exhibits C and D hereto, respectively. It is the intention of the Seller that the transfer from the Seller to the Trustee on behalf of the Corporation constitutes a true sale of the FFELP Loans hereunder and that neither the interest in nor title to the FFELP Loans shall become or be deemed property of the Seller for any purpose under applicable law.

               (b) Delivery and payment for the FFELP Loans shall take place at a location and on a date (the "Loan Purchase Date") to be specified by the Corporation. The applicable Loan Purchase Date shall not be later than the date set forth in the Loan Transfer Addendum pertaining to such FFELP Loans.

               (c) Subject to the terms and conditions of this Loan Purchase Agreement, the Corporation agrees to purchase the FFELP Loans by and through the Trustee at a price equal to _____% of the outstanding unpaid principal amount thereof on the Loan Purchase Date with proceeds from the obligations issued pursuant to the Financing Agreement, or such other amount agreed upon and specified in the Loan Transfer Addendum as set forth in Exhibit A. The Seller shall be responsible for reporting to the Secretary of Education and, if required by the provisions of the Higher Education Act, offsetting against Interest Subsidy Payments and Special Allowance Payments made to the Seller by the Secretary of Education the entire amount of any origination fee which is authorized to be charged by the Higher Education Act with respect to the FFELP Loans sold hereunder. Additionally, the Seller shall, as a condition to the purchase by the Corporation of any FFELP Loan, be required to pay to the Corporation on the Loan Purchase Date the amount of any such origination fee which has not at that time been used to offset such Special Allowance Payments or Interest Subsidy Payments, to the extent that the Special Allowance Payments or Interest Subsidy Payments received by the Trustee in connection with such FFELP Loans shall be affected. Seller shall continue due diligence servicing in compliance with the Higher Education Act, at Seller's cost, up to the applicable Loan Purchase Date; thereafter, servicing shall be paid for by, and shall be the responsibility of, the Corporation.

               (d) Subject to the terms and conditions of this Loan Purchase Agreement, Seller shall sell to the Corporation, by and through the Trustee, all Eligible Loans made to the same Borrower(s) which are held by or on behalf of Seller (serial loans).

               (e) If Seller originates or purchases a FFELP Loan which is a consolidation loan under Section 428C of the Higher Education Act, and the proceeds of such consolidation loan are used to repay the principal and interest due on a FFELP Loan sold by Seller to the Corporation hereunder, then Seller shall rebate the premiums paid by the Corporation to Seller in connection with the purchase of said FFELP Loan by paying to the Corporation an amount equal to the same percentage of the principal balance of said FFELP Loan then outstanding as was originally paid by the Corporation therefor.

        Section 3. Representations, Warranties, Covenants and Agreements of the Seller.

               (a) With respect to FFELP Loans sold on a Loan Purchase Date, the Seller hereby makes the representations and warranties set forth in Exhibit E hereto as of such Loan Purchase Date. Each representation, warranty, certification, covenant and agreement contained in this Loan Purchase Agreement shall survive the applicable Loan Purchase Date.

               (b) The Seller shall not organize under the law of any jurisdiction other than the State under which it is organized as of the date hereof (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Corporation. Before effecting such change, the Seller shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the Corporation's interests in the FFELP Loans.

        Section 4. Conditions of Purchase. The Corporation's obligation to purchase and pay for the FFELP Loans hereunder by and through the Trustee as of the date hereof and any applicable Loan Purchase Date shall be subject to each of the following conditions precedent:

               (a) All representations, warranties and statements by or on behalf of the Seller contained in this Loan Purchase Agreement shall be true on the date hereof and the applicable Loan Purchase Date.

               (b) Any notification to or approval by the Secretary of Education or a Guarantee Agency required by the Higher Education Act or a Guarantee Agreement as a condition to the assignment of the FFELP Loans shall have been made or received and evidence thereof delivered to the Corporation.

               (c) The entire interest of the Seller in each FFELP Loan shall have been duly assigned by endorsement in the form set forth in Exhibit C hereto, such endorsement to be without recourse except as provided in
        Section 6 hereof.

               (d) Physical custody and possession of the FFELP Loans (including all information and documentation which is described in the Seller's Closing Certificate as specified in Exhibit B hereto) shall be transferred in the manner directed by the Corporation.

               (e) The Corporation shall receive an opinion of the Seller's counsel, dated as of the date hereof covering each sale of FFELP Loans, in form and substance satisfactory to the Corporation and the Trustee with respect to the Trust Agreement or Zions First National Bank as Trustee with respect to the RBC Warehouse Loan Agreement, as applicable, to the effect that (i) this Loan Purchase Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid, binding and enforceable obligation of the Seller; (ii) the blanket endorsement and bill of sale required by this Loan Purchase Agreement have been duly authorized, executed and delivered by the Seller; (iii) with respect to all Insured Loans being acquired, the applicable Contract of Insurance has been duly authorized, executed and delivered by the Seller; (iv) with respect to all Guaranteed Loans being acquired, the applicable Guarantee Agreement has been duly authorized, executed and delivered by the Seller; (v) assuming the due execution and delivery thereof, each FFELP Loan constitutes the legal, valid and binding obligation of the Borrower (and of each endorser, if any) thereof, enforceable in accordance with its terms; (vi) to the knowledge of the Seller's counsel, the execution and delivery of this Loan Purchase Agreement, the consummation of the transactions therein contemplated and compliance with the terms, conditions and provisions of this Loan Purchase Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the charter, articles or bylaws of the Seller or any agreement or instrument to which the Seller is a party or by which it is bound or constitute a default thereunder; (vii) to the knowledge of the Seller's counsel, the Seller is not a party to or bound by any agreement or instrument or subject to any charter or other corporation restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of the Seller to perform its obligations under this Loan Purchase Agreement; (viii) no consent, approval or authorization of any government or governmental body, including, without limitation, the Federal Deposit Insurance Corporation ("FDIC"), the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or any state bank regulatory agency, is required in connection with the consummation of the transactions contemplated in this Loan Purchase Agreement; (ix) this Loan Purchase Agreement shall constitute a security agreement under Nebraska law and shall be effective to create, in favor of the Corporation, a perfected valid security interest in the FFELP Loans subject to no prior liens; (x) if the Corporation and the Seller are affiliates, that (A) if the Seller became a debtor under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as amended (the "Bankruptcy Code"), (1) Section 541(a)(1) of the Bankruptcy Code would not apply to deem the FFELP sold by the Seller to the Corporation and the proceeds therefrom as property of the bankruptcy estate of the Seller; and, therefore, (2) Section 362(a) of the bankruptcy Code would not apply to stay payment to the Corporation or its assignees; and (B) if the Seller became a debtor under the Bankruptcy Code, a court would not disregard the separate identity of the Corporation so that the assets of the Seller would be consolidated with and become a part of the Seller's bankruptcy estate; and (xi) if the Seller is a bank or savings association the deposits of which are insured by the FDIC (a "Bank") and the FDIC were appointed as receiver or conservator of such Bank, a court would not recharacterize the transfer and assignment of the FFELP Loans to the Borrower as a pledge to secure a borrowing rather than a sale of the FFELP Loans.

               (f) Delivery by the Seller to the Corporation on or before the date hereof of the following documentation: Seller's general certificate in the form of Exhibit G hereto; Seller's Closing Certificate in the form of Exhibit B hereto; blanket endorsement in the form of Exhibit C hereto; bill of sale in the form of Exhibit D hereto; UCC 1 Financing Statements evidencing the transfer from the Seller to the Corporation and the Trustee on behalf of the Corporation, and UCC lien searches sufficiently in advance of the date hereof so as to permit review thereof by the Corporation to its satisfaction, if either or both are requested by the Corporation or a party to the Financing Agreement; and UCC termination statements or releases, if any, releasing any security interest granted by the Seller in any FFELP Loan.

               (g) Delivery by the Seller to the Corporation, (i) prior to the date hereof, of a complete Annex I listing the FFELP Loans previously transferred by the Seller to the Corporation; and (ii) prior to the Loan Purchase Date, of a fully executed and completed Loan Transfer Addendum substantially in the form of Exhibit A hereto with respect to FFELP Loans referred to in the bill of sale, and delivery of a Loan Transfer Schedule as required in Section 2(a) hereof.

               (h) Adequate funds are available to the Corporation from an indenture, Trust Agreement or other Financing Agreement relating to the Corporation's borrowings which will finance the purchase of FFELP Loans under this Loan Purchase Agreement.

               (i) Delivery by the Seller of a closing certificate dated as of the date hereof in form and substance satisfactory to the Corporation and the Trustee with respect to the Trust Agreement or Zions First National Bank as Trustee with respect to the RBC Warehouse Loan Agreement, as applicable, and a certificate dated as of the date hereof of the a certificate in the form attached as Annex A to the true sale/non consolidation opinion of Kutak Rock LLP dated June 24, 2003.

        Section 5.  Rejection of FFELP Loans.

               (a) If (i) the Seller is unable to make or furnish the representations and warranties required to be made or furnished by it pursuant to this Loan Purchase Agreement as to a FFELP Loan; (ii) the Corporation determines that the Seller is unable to fulfill one or more covenants or conditions of this Loan Purchase Agreement as to a FFELP Loan; (iii) the Corporation, in its reasonable judgment, deems that a FFELP Loan does not comply with the terms and conditions of this Loan Purchase Agreement or is not being delivered in compliance with such terms and conditions; or (iv) the Corporation, in its reasonable judgment deems that a FFELP Loan is for any reason unacceptable to it, then the Corporation, within 30 days of the Loan Purchase Date, may refuse to accept and pay for such FFELP Loan (or any substitute FFELP Loan offered by the Seller in lieu thereof).

               (b) If the Corporation rejects a FFELP Loan, any such FFELP Loan shall be returned to the Seller by registered mail (for repurchase pursuant to Section 6 hereof if the student loan has previously been purchased by the Corporation), together with a letter identifying each returned FFELP Loan and stating the basis for its return. The Corporation shall cause any FFELP Loan returned to the Seller which has been endorsed to the Trustee to be endorsed by the Trustee to the Seller in the form set forth in Exhibit F hereto.

        The liability of the Corporation in connection with the loss of or damage to any FFELP Loan to be returned to the Seller is limited to such loss or damage occurring as a result of its gross negligence or willful misconduct in handling or safekeeping FFELP Loans.

        Section 6.  Repurchase Obligation.  If:

               (a) any representation or warranty made or furnished by the Seller in or pursuant to this Loan Purchase Agreement shall prove to have been materially incorrect;

               (b) the Secretary of Education or a Guarantee Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a FFELP Loan (including any claim for Interest Subsidy Payments, Special Allowance Payments, Insurance, reinsurance or Guarantee payments) on account of any circumstance or event that occurred prior to the sale of such FFELP Loan to the Corporation by and through the Trustee;

               (c) on account of any circumstance or event that occurred prior to the sale of a FFELP Loan to the Corporation, by and through the Trustee, a defense is asserted by a Borrower (or endorser, if any) of the FFELP Loan with respect to Borrower's obligation to pay all or any part of the FFELP Loan, and the Corporation, in good faith, believes that the facts reported, if true, raise a reasonable doubt as to the legal enforceability of such FFELP Loan;

               (d) a FFELP Loan is required to be repurchased pursuant to
        Section 5(b) hereof; or

               (e) the instrument which Seller purports to be a FFELP Loan is not, in fact, a FFELP Loan;

then the Seller shall repurchase such FFELP Loan or purported FFELP Loan upon the request of the Corporation by paying to the Corporation the then outstanding principal balance of such FFELP Loan or purported FFELP Loan multiplied by the percentage used to calculate the purchase price specified in the applicable Loan Transfer Addendum, or otherwise (or such greater amount as may be necessary to make the Corporation and the Trustee whole in light of the purchase price originally paid by the Corporation for such loan), plus interest and applicable Special Allowance Payments with respect to such FFELP Loan or purported FFELP Loan from the Loan Purchase Date to and including the date of repurchase, plus any amounts owed to the Secretary of Education with respect to the repurchased FFELP Loan or purported FFELP Loan, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by the Corporation and the Trustee in connection with such FFELP Loan or purported FFELP Loan.

        Section 7. Notification to Borrowers. The servicing agent on behalf of the Seller shall notify Borrowers under the FFELP Loans as required by the Higher Education Act of the assignment and transfer to the Trustee of the Seller's interest in such FFELP Loans and the Seller shall direct each Borrower to make all payments thereon directly to the Corporation or as it may otherwise designate.

        Section 8.  Obligations To Forward Payments and Communications.

               (a) The Seller shall promptly remit, or cause to be remitted, to the Corporation all funds received by the Seller after the applicable Loan Purchase Date which constitute payments of principal or interest (including Interest Subsidy Payments) or Special Allowance Payments accrued after the applicable Loan Purchase Date with respect to any FFELP Loan.

               (b) The Seller shall immediately transmit to the Corporation any communication received by the Seller after the applicable Loan Purchase Date with respect to a FFELP Loan or the Borrower under such a FFELP Loan. Such communication shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.

        Section 9. Payment of Expenses and Taxes. Each party to this Loan Purchase Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Loan Purchase Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel; provided, however, that Seller shall pay any transfer or other taxes and recording or filing fees payable in connection with the sale and purchase of the FFELP Loans.

        Section 10. Indemnification. The Seller specifically acknowledges that the Corporation, in obtaining financing, will be making representations and warranties regarding the FFELP Loans based in part on the accuracy of the Seller's representations and warranties in this Loan Purchase Agreement. The Seller agrees to indemnify and save the Trustee, the Corporation, the parties to the Financing Agreement and noteholders under the Financing Agreement (together with each of their respective successors, assignees, officers, directors, agents and employees) harmless of, from and against any and all loss, liability, cost, damage or expense, including reasonable attorneys' fees and costs of litigation, incurred by reason of any breach of the Seller's warranties, representations or covenants hereunder or any false or misleading representations of the Seller or any failure to disclose any matter which makes the warranties and representations herein misleading or any inaccuracy in any information furnished by the Seller in connection herewith.

        Section 11.  Special Provisions Relating to MPN Loans.

               (a) The Seller hereby represents and warrants that the Seller is transferring all of its right title and interest in the MPN Loans to the Corporation, that it has not assigned any interest in such MPN Loans (other than security interests that have been released or ownership interests that the Seller has reacquired) to any person other than the Corporation, and that no prior holder of the MPN Loans has assigned any interest in such MPN Loans (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any person other than a predecessor in title to the Seller. The Seller hereby covenants that the Seller shall not attempt to transfer to any other person any interest in any MPN Loan assigned hereunder.

               (b) The Seller hereby authorizes the Corporation to file a UCC-1 financing statement identifying the Seller as debtor and the Corporation as secured party and describing the MPN Loans sold pursuant to this Loan Purchase Agreement. The preparation or filing of such UCC-1 financing statement is solely for additional protection of the Corporation's interest in the MPN Loans and shall not be deemed to contradict the express intent of the Seller and the Corporation that the transfer of MPN Loans under this Loan Purchase Agreement is an absolute assignment of such MPN Loans and is not a transfer of such MPN Loans as security for a debt.

        Section 12.  Other Provisions.

               (a) The Seller shall, at its expense, furnish to the Corporation such additional information concerning the Seller's student loan portfolio as the Corporation may reasonably request.

               (b) The Seller shall, at its expense, execute all other documents and take all other steps as may be requested by the Corporation or the Trustee from time to time to effect the sale hereunder of the FFELP Loans.

               (c) The provisions of this Loan Purchase Agreement cannot be waived or modified unless such waiver or modification be in writing and signed by the parties hereto. Inaction or failure to demand strict performance shall not be deemed a waiver.

               (d) This Loan Purchase Agreement shall be governed by the laws of the State of Nebraska.

               (e) All covenants and agreements herein contained shall extend to and be obligatory upon all successors of the respective parties hereto.

               (f) This Loan Purchase Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

               (g) If any provision of this Loan Purchase Agreement shall be held, deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other situation or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Loan Purchase Agreement or any part hereof.

               (h) All notices, requests, demands or other instruments which may or are required to be given by either party to the other shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is given or upon expiration of a period of 48 hours from and after the postmark thereof when mailed, postage prepaid, by registered or certified mail, requesting return receipt, by overnight courier, or by facsimile, addressed as follows:

          If to the Corporation:          Nelnet Education Loan Funding, Inc.
                                          121 South 13th Street, Suite 201
                                          Lincoln, NE  68508
                                          Attention:  Terry J. Heimes
                                          Telephone:  (402) 458 2301
                                          Facsimile:  (402) 458 2399

         with a copy to the Trustee at:   Wells Fargo Bank Minnesota, National
                                           Association
                                          Corporate Trust Services
                                          6th and Marquette, N9303 110
                                          Minneapolis, MN  55479
                                          Attention:  Corporate Trust Department
                                          Telephone:  (612) 667 4802
                                          Facsimile:  (612) 667 2149

        If to the Seller, addressed in the manner as set forth in the first paragraph of this Loan Purchase Agreement.

        Either party may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth day after it is mailed.

               (i) This Loan Purchase Agreement may not be terminated by either party hereto except in the manner and with the effect herein specifically provided for.

               (j) Time is of the essence in this Loan Purchase Agreement.

               (k) This Loan Purchase Agreement shall not be assignable by the Seller, in whole or in part, without the prior written consent of the Corporation.

               (l) No remedy by the terms of this Loan Purchase Agreement conferred upon or reserved to the Corporation is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Loan Purchase Agreement or existing at law or in equity (including, without limitation, the right to such equitable relief by way of injunction) or by statute on or after the date of this Loan Purchase Agreement.

               (m) Acts to be taken by the Corporation with respect to acquiring and holding title to FFELP Loans hereunder shall be taken by the Trustee as directed by the Corporation, which qualifies as an "eligible lender" trustee under the Higher Education Act, and all references herein to the Corporation shall incorporate by this reference the fact that the Trustee will be acquiring and holding title to FFELP Loans on behalf of the Corporation, all as required under the Higher Education Act.

               (n) The parties hereto acknowledge that the Trustee with respect to the Trust Agreement or Zions First National Bank as Trustee with respect to the RBC Warehouse Loan Agreement, as applicable, and other parties to the Financing Agreement, shall be third party beneficiaries of this Loan Purchase Agreement with the power and right to enforce the provisions thereof, and the Trustee with respect to the Trust Agreement or Zions First National Bank as Trustee with respect to the RBC Warehouse Loan Agreement, as applicable, and any such credit providers may become an assignee of the Corporation. The foregoing creates a permissive right on the part of such third party beneficiaries, and such third party beneficiaries shall be under no duties or obligations hereunder.

               (o) This Loan Purchase Agreement has been made and entered into not only for the benefit of the Corporation and Seller but also for the benefit of the Trustee with respect to the Trust Agreement or Zions First National Bank as Trustee with respect to the RBC Warehouse Loan Agreement, as applicable, in connection with the financing of Eligible Loans as defined in the RBC Warehouse Loan Agreement, and upon assignment by the Corporation to the Trustee with respect to the Trust Agreement or Zions First National Bank as Trustee with respect to the RBC Warehouse Loan Agreement, as applicable, its provisions may be enforced not only by the parties to this Loan Purchase Agreement but by the Trustee with respect to the Trust Agreement or Zions First National Bank as Trustee with respect to the RBC Warehouse Loan Agreement, as applicable. The foregoing creates a permissive right on behalf of the Trustee with respect to the Trust Agreement or Zions First National Bank as Trustee with respect to the RBC Warehouse Loan Agreement, as applicable, and neither shall be under any duties or obligations hereunder.

        This Loan Purchase Agreement shall inure to the benefit of the Trustee with respect to the Eligible Lender Trust Agreement and Zions First National Bank, as Trustee with respect to the RBC Warehouse Loan Agreement and its successors and assigns. Without limiting the generality of the foregoing, all representations, covenants and agreements in this Loan Purchase Agreement which expressly confer rights upon the Trustee with respect to the Eligible Lender Trust Agreement and Zions First National Bank, as Trustee with respect to the RBC Warehouse Loan Agreement shall be for the benefit of and run directly to, the Trustee with respect to the Eligible Lender Trust Agreement and Zions First National Bank, as Trustee with respect to the RBC Warehouse Loan Agreement, and the Trustee with respect to the Eligible Lender Trust Agreement and Zions First National Bank, as Trustee with respect to the RBC Warehouse Loan Agreement shall be entitled to rely on and enforce such representations, covenants and agreements to the same extent as if it were a party hereto. The foregoing creates a permissive right on behalf of the Trustee with respect to the Eligible Lender Trust Agreement and Zions First National Bank, as Trustee with respect to the RBC Warehouse Loan Agreement, and neither the Trustee with respect to the Eligible Lender Trust Agreement nor Zions First National Bank, as Trustee with respect to the RBC Warehouse Loan Agreement shall be under any duties or obligations hereunder.

        Section 13. Security Interest. The parties to this Loan Purchase Agreement intend that the conveyance of the Seller's right, title and interest in and to the FFELP Loans sold pursuant to this Loan Purchase Agreement (the "Student Loans") shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Seller to the Corporation. The parties to this Loan Purchase Agreement intend that the arrangements with respect to the Student Loans shall constitute a purchase and sale of such Student Loans and not a loan. In the event, however, that it were determined by a court of competent jurisdiction that the transactions evidenced by this Loan Purchase Agreement shall constitute a loan and not a purchase and sale, the parties hereto intend that this Loan Purchase Agreement would constitute a security agreement under applicable law and that the Seller shall be deemed to have granted, and hereby does grant (subject to the condition above), to the Corporation (and the Trustee) a first priority perfected security interest in all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under all accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, money, deposit accounts, certificates of deposit, letters of credit, advices of credit and other property consisting of, arising from or related to the following collateral to secure the rights of the Corporation hereunder and the obligations of the Seller hereunder (collectively, the "Pledged Collateral"):

               (a) all Student Loans;

               (b) all revenues and recoveries of principal from Student Loans, including all borrower payments and reimbursements of principal and accrued interest on default claims received from any Guarantor;

               (c) any other revenues and recoveries of principal and interest and other payments and reimbursements of principal and accrued interest received with respect to any Student Loan and any other collection of cash with respect to such Student Loan (including, but not limited to, Interest Subsidy Payments, Special Allowance Payments, finance charges and payments representing the repurchase of any Student Loan or rebate of premium thereon pursuant to this Loan Purchase Agreement) received or deemed to have been received and all other cash collections, tax refunds and other cash proceeds of the Pledged Collateral held in various funds and accounts created under this Loan Purchase Agreement;

               (d) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Student Loans, whether pursuant to the contract related to such Student Loans or otherwise;

               (e) all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Student Loans otherwise in respect of the Pledged Collateral; and

               (f) all proceeds of the foregoing (including, but not by way of limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables or other liquidated property which at any time constitute all or part or are included in the proceeds of any of the foregoing property).

        The Seller agrees that from time to time, at its expense, it will properly execute and deliver all further instruments and documents (including, without limitation, UCC-1 financing statements and custodian agreements with the Servicer), and take all further action that Corporation may reasonably request in order to perfect, protect or more fully evidence the Corporation's interest in the Pledged Collateral or to enable the Corporation to exercise or enforce any of its rights hereunder.

        Section 14. Information and Reporting. Seller shall furnish to the
Corporation: (a) upon execution of this Agreement, Seller's most recent audited financial statement prepared in accordance with generally accepted accounting principles and duly certified by nationally recognized independent certified public accountants selected by Seller, as well as Seller's most recent unaudited financial statement and balance sheet; (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, an updated audited financial statement prepared in accordance with generally accepted accounting principles and duly certified by nationally recognized independent certified public accountants selected by Seller; and (c) such other financial information as the Corporation may reasonably request from time to time. Seller shall verify and reconcile Eligible Loan disbursements and cancellations of Eligible Loans sold hereunder, in such manner as the Corporation may reasonably request from time to time. Seller shall furnish to the Corporation a certificate of good standing and a certified copy of resolutions of Seller's board of directors approving and authorizing execution and performance of this Agreement and all ancillary documents with respect thereto in a form reasonably satisfactory to the Corporation.

        IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                     [SELLER]



                                     By
                                        ----------------------------------------
                                     Name
                                          --------------------------------------
                                     Title
                                           -------------------------------------


                                     NELNET EDUCATION LOAN FUNDING, INC., F/K/A
                                     NEBHELP, INC.



                                     By
                                        ----------------------------------------
                                     Name
                                          --------------------------------------
                                     Title
                                           -------------------------------------

                             EXHIBIT A TO EXHIBIT C

                             LOAN TRANSFER ADDENDUM


        This Loan Transfer Addendum (the "Addendum") is made and entered into as of the ___ day of ___________, _____, by and between Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC. (the "Corporation") and _______________ (the "Seller").

        WHEREAS, the parties hereto entered into that Loan Purchase Agreement dated as of ________________, ______, (the "Loan Purchase Agreement"), and the Seller wishes to sell a portfolio of Eligible Loans (as defined in the Loan Purchase Agreement) to the Corporation, pursuant to and in accordance with the terms and conditions of the Loan Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

        Section 1. Definitions. All capitalized terms in this Addendum shall have the same meanings given to them in the Loan Purchase Agreement, unless otherwise specifically stated herein.

        Section 2. Purchase of Eligible Loans. Subject to the terms and conditions of the Loan Purchase Agreement and in reliance upon the representations, warranties and covenants as set forth in the Loan Purchase Agreement, the Seller agrees to sell to the Trustee, as trustee under the [Trust] [Eligible Lender Trust] Agreement on behalf of the Corporation, a portfolio of Eligible Loans identified in the Loan Transfer Schedule attached hereto, having an aggregate outstanding principal balance of approximately $______________ (the "Current Purchase Portfolio").

        Section 3. Purchase Price. Subject to the terms and conditions of the Loan Purchase Agreement, the Corporation agrees to purchase the Eligible Loans in the Current Purchase Portfolio at a purchase price equal to _____% of the aggregate unpaid principal balance thereon plus 100% of the accrued and unpaid interest thereon, each as of the Loan Purchase Date set forth in Section 4 hereof.

        Section 4. Loan Purchase Date. The Loan Purchase Date shall be no later than ______________-, ________.

        Section 5. Representations and Warranties. The Seller hereby reconfirms all the representations and warranties set forth in the Loan Purchase Agreement as of the Loan Purchase Date set forth in Section 4 hereof.

        Section 6. Effect on Loan Purchase Agreement. This Addendum sets forth the terms of purchase and sale solely with respect to the Current Purchase Portfolio. This Addendum shall have no effect upon any other sale or purchase of any Eligible Loans consummated or contemplated prior to or after the Loan

Purchase Date, and all other terms, conditions and agreements contained in the Loan Purchase Agreement shall remain in full force and effect. Prior or subsequent purchases and sales of Eligible Loans shall each be governed by a separate Loan Transfer Addendum.

        Section 7.    Special Terms.  [Reserved].

                                     [SELLER]



                                     By
                                        ----------------------------------------
                                     Name
                                          --------------------------------------
                                     Title
                                           -------------------------------------


                                     NELNET EDUCATION LOAN FUNDING, INC., F/K/A
                                     NEBHELP, INC.



                                     By
                                        ----------------------------------------
                                     Name
                                          --------------------------------------
                                     Title
                                           -------------------------------------

                             EXHIBIT B TO EXHIBIT C

                          SELLER'S CLOSING CERTIFICATE


        (DO NOT COMPLETE) (the "Seller") does hereby certify that all representations, warranties and statements by or on behalf of the Seller contained in a certain Loan Purchase Agreement dated ____________________, ________ (the "Agreement"), by and between the Seller and Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC. (the "Corporation"), are true and correct on and as of the Loan Purchase Date, without exception or qualification whatsoever;

        FURTHERMORE, the Seller does hereby certify that the following documents, where applicable to each FFELP Loan (as defined in the Agreement) acquired under the Agreement, have heretofore been furnished to the Corporation or are simultaneously herewith delivered in accordance with the instructions of the Corporation, pursuant to Section 4(d) of the Agreement:

               (a) Department of Education application or Guarantee Agency application, as supplemented;

               (b) Interim note(s) for each Loan that is not an MPN Loan Payout note(s) for each Loan that is not an MPN Loan;

               (c) Disclosure and Loan information statement;

               (d) Certificate of Insurance and Contract of Insurance with respect to each Insured Loan (or certified copy thereof);

               (e) Guarantee Agreement, Agreement for Participation in the Guaranteed Loan Program and Notification of Loan;

               (f) Approval by the Guarantee Agency with respect to each Guaranteed Loan (or certified copy thereof);

               (g) Any other documentation held by the Seller relating to the history of such Eligible Loan;

               (h) Secretary of Education and Guarantee Agency Loan Transfer Statements;

               (i) Uniform Commercial Code financing statement, if any, securing any interest in an Eligible Loan to be Financed, and an executed termination statement related thereto; and

               (j) Evidence of Loan disbursement Any other document required to be submitted with a claim to the Guarantee Agency.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered by an officer hereunto duly authorized as of the Loan Purchase Date, __________.

                                     NAME OF SELLER
                                     [DO NOT COMPLETE]



                                     By
                                        ----------------------------------------
                                           [DO NOT SIGN]
                                     Title
                                           -------------------------------------
                                           [DO NOT SIGN]

                             EXHIBIT C TO EXHIBIT C

                             BLANKET ENDORSEMENT OF
                          STUDENT LOAN PROMISSORY NOTES


        Pursuant to the Loan Purchase Agreement dated __________, the undersigned ("Seller"), by execution of this instrument, hereby endorses all promissory notes purchased by Wells Fargo Bank Minnesota, National Association, as Eligible Lender Trustee (the "Trustee") under [Trust Agreement between the Trustee and Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC. (the "Corporation")]. This endorsement is in blank, unrestricted form. This endorsement is without recourse, except as provided under the terms of the Loan Purchase Agreement. All right, title, and interest of Seller in and to the promissory notes and related documentation identified in the attached loan ledger are transferred and assigned to Trustee on behalf of the Corporation.

        This endorsement may be further manifested by attaching this instrument or a facsimile hereof to each or any of the Promissory Notes and related documentation acquired by the Trustee on behalf of the Corporation from Seller, or by attaching this instrument to the loan ledger schedule, as the Corporation may require or deem necessary.

        Dated this ___ day of ______________, _____.

                                      NAME OF SELLER
                                      [DO NOT COMPLETE]



                                      By
                                         ---------------------------------------
                                          [DO NOT SIGN] [SIGNATURE OF AUTHORIZED
                                          OFFICER OF SELLER]

                             EXHIBIT D TO EXHIBIT C

                                  BILL OF SALE


        FOR VALUE RECEIVED, ________________________ (the "Seller"), pursuant to the terms and conditions of that certain Loan Purchase Agreement dated as of ___________, _____ (the "Agreement") between the Seller and Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC. (the "Corporation") does hereby grant, sell, assign, transfer and convey to Wells Fargo Bank Minnesota, National Association, solely in its capacity as Eligible Lender Trustee (the "Trustee") on behalf of the Corporation and its successors and assigns, all right, title and interest of the Seller in and to the following:

        1. The loans described in Annex I attached hereto (the "Loans"), including the guarantee of the Loans issued by a guarantee agency pursuant to the Federal Family Education Loan Program (20 U.S.C. ss. 1071 et seq.);

        2. All promissory notes and related documentation evidencing the indebtedness represented by such Loans; and

        3. All proceeds of the foregoing including, without limitation, all payments made by the obligor thereunder or with respect thereto, all guarantee payments made by any guarantee agency with respect thereto, and all interest benefit payments and special allowance payments with respect thereto made under Title IV, Part B, of the Higher Education Act of 1965, as amended, and all rights to receive such payments, but excluding any proceeds of the sale made hereby.

        TO HAVE AND TO HOLD the same unto the Trustee on behalf of the Corporation, its successors and assigns, forever. This Bill of Sale is made pursuant to and is subject to the terms and provisions of the Agreement, and is without recourse, except as provided in the Agreement.

        IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by one of its officers duly authorized to be effective as of the ____ day of ______, _____.

                                  [NAME OF SELLER]



                                  By
                                     -------------------------------------------
                                  Name
                                       -----------------------------------------
                                  Title
                                        ----------------------------------------

                             EXHIBIT E TO EXHIBIT C

                          REPRESENTATIONS, WARRANTIES,
                       COVENANTS AND AGREEMENTS OF SELLER


        1. Any information furnished by the Seller to the Corporation, or the Corporation's agents with respect to a FFELP Loan, including the Loan Transfer Schedule attached to the Loan Transfer Addendum, is true, complete and correct.

        2. The amount of the unpaid principal balance of each FFELP Loan is due and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any FFELP Loan which can be asserted and maintained or which, with notice, lapse of time or the occurrence or failure to occur of any act or event could be asserted and maintained by the Borrower against the Trustee or the Corporation as assignee thereof. The Seller shall have taken all reasonable actions to assure that no maker of a FFELP Loan has or may acquire a defense to the payment thereof. No payment of principal or interest with respect to any FFELP Loan is, as of the date hereof, more than 60 days delinquent and no applicable payment of principal or interest with respect to any FFELP Loan will, at the applicable Loan Purchase Date, be more than 60 days delinquent. No FFELP Loan carries a rate of interest less than, or in excess of, the applicable rate of interest required by the Higher Education Act. If the Higher Education Act permits Sellers to charge an interest rate less than the applicable rate of interest, no FFELP Loan purchased hereunder bears interest at a rate lower than the applicable rate of interest; provided, however, that the Corporation may approve, in its sole discretion, in writing, interest reductions which are part of a borrower repayment incentive program of Seller, the terms of which have been fully described in detail and in writing to the Corporation.

        3. Each FFELP Loan has been duly executed and delivered and constitutes the legal, valid and binding obligations of the maker (and the endorser, if any) thereof, enforceable in accordance with its terms.

        4. Each FFELP Loan complies in all respects with the requirements of the Higher Education Act and the Loan Purchase Regulations and is an Eligible Loan, as that term is defined in the Loan Purchase Agreement.

        5. The Seller or Seller's eligible lender trustee has applied for and received the Secretary of Education's or a Guarantee Agency's designation, as the case may be, as an "Eligible Lender" under the Higher Education Act, and the Seller has entered into all agreements required to be entered into for participation in the Federal Family Education Loan Program under the Higher Education Act.

        6. The Seller and the Seller's eligible lender trustee on behalf of Seller is the sole owner and holder of each FFELP Loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances; no FFELP Loan has been pledged or assigned for any purpose; and each FFELP Loan is free of any and all liens, charges, encumbrances and security interests of any description. The Corporation has a valid and perfected first priority security interest in the Pledged Collateral.

        7. Each FFELP Loan is either Insured or Guaranteed; such Insurance or Guarantee, as the case may be, is in full force and effect, is freely transferable as an incident to the sale of each FFELP Loan; all amounts due and payable to the Secretary of Education or a Guarantee Agency, as the case may be, have been or will be paid in full by the Seller, and none of the FFELP Loans has at any time been tendered to either the Secretary of Education or any Guarantee Agency for payment.

        8. There are no circumstances or conditions with respect to any FFELP Loan, the Borrower thereunder or the creditworthiness of said Borrower that would reasonably cause prudent private investors to regard any of the FFELP Loans as an unacceptable investment, or adversely affect the value or marketability thereof, the insurance thereof and any applicable Guarantee.

        9. Each FFELP Loan was made in compliance with all applicable local, State and federal laws, rules and regulations, including, without limitation, all applicable nondiscrimination, truth in lending, consumer credit and usury laws.

        10. The Seller has carefully reviewed the Loan Purchase Regulations supplied by the Corporation and has complied with the Loan Purchase Regulations.

        11. The FFELP Loans pursuant to the Agreement include all Eligible Loans of any one Borrower held by the Seller.

        12. The Seller has, and its officers acting on its behalf have, full legal authority to engage in the transactions contemplated by the Loan Purchase Agreement; the execution and delivery of the Loan Purchase Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of the Loan Purchase Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the charter, articles or bylaws of the Seller or any agreement or instrument to which the Seller is a party or by which it is bound or constitute a default thereunder; the Seller is not a party to or bound by any agreement or instrument or subject to any charter or other corporation restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of the Seller to perform its obligations under the Loan Purchase Agreement and the Loan Purchase Agreement constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms, and no consent, approval or authorization of any government or governmental body, including, without limitation, the Federal Savings and Loan Insurance Corporation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or any state bank regulatory agency, is required in connection with the consummation of the transactions herein contemplated.

        13. The Seller is duly organized, validly existing and in good standing under the laws of its applicable jurisdiction and has the power and authority to own its assets and carry on its business as now being conducted.

        14. The Seller and any independent servicer have each exercised due diligence and reasonable care in making, administering, servicing and collecting the FFELP Loans, and the Seller has conducted a reasonable investigation of sufficient scope and content to enable it duly to make the representations and warranties contained in this Exhibit E. The Seller shall be solely responsible for the payment of the costs and expenses incident to origination of FFELP Loans, without any right of reimbursement therefor from the Corporation.

        15. With respect to all Insured Eligible Loans being acquired, Insurance is in effect with respect thereto; the applicable Contract and Certificates of Insurance are valid and binding upon the parties thereto in all respects material to the security for any bonds and/or notes issued by the Corporation; and the Seller is not in default in the performance of any of its covenants and agreements made in respect thereof.

        16. With respect to all Guaranteed Eligible Loans being acquired, a Guarantee Agreement is in effect with respect thereto and is valid and binding upon the parties thereto in all respects material to the security of the bonds and/or notes issued by the Corporation to finance the FFELP Loans; and the Seller is not in default in the performance of any of its covenants and agreements made in such Guarantee Agreement.

        17. The Seller does not (a) discriminate by pattern or practice against any particular class or category of students by requiring, as a condition to the receipt of a student loan, that a student or his family maintain a business relationship with the Seller, except as may be permitted under applicable laws; or (b) discriminate on the basis of race, sex, color, creed or national origin.

        18. The FFELP Loans are a representative sample of all student loans held by the Seller with respect to the educational institution attended by, or the age, sex, race, national origin or place of residence of, the Borrower to whom such loans were made, or with respect to any other identifying characteristic of such Borrowers.

        19. Each instrument transferred to the Corporation under the Loan Purchase Agreement is a FFELP Loan which constitutes an Eligible Loan.

        20. No promissory note evidencing an Eligible Loan bears any apparent evidence of forgery or alteration or is otherwise so irregular or incomplete as to call into question its authenticity.

        21. Except as may have been disclosed by the UCC lien search required by
Section 4(f) hereof for the Seller, no other financing statements or assignment filings naming the Seller as debtor or assignor under its legal name or trade names has been filed.

        22. The fair salable value of the assets on a going concern basis of the Seller and its subsidiaries, on a consolidated basis, as of the time of each sale of FFELP Loans hereunder is in excess of the total amount of their liabilities.

                             EXHIBIT F TO EXHIBIT C

                                 ACKNOWLEDGMENT


        The assignment of the within promissory note and related documents to (DO NOT COMPLETE) under a Loan Purchase Agreement between ____________________ and ____________________, dated as of ____________________, _____, did not become effective thereunder, and no rights in the same have been conveyed thereby.

        Dated:  [DO NOT COMPLETE]
                -----------------------------------